EXECUTION COPY

VB MERGER CORPORATION
VBR HOLDING CORPORATION

$45,000,000

13.75% SENIOR SUBORDINATED NOTES DUE SEPTEMBER 24, 2013

and

EQUITY INTERESTS

SECURITIES PURCHASE AGREEMENT

DATED AS OF SEPTEMBER 24, 2003

TABLE OF CONTENTS

(Not Part of Agreement)

1.	AUTHORIZATION OF ISSUE
	1A.	Subordinated Notes
	1B.	Equity Interests
2.	PURCHASE AND SALE OF SECURITIES
3.	CONDITIONS OF CLOSING
	3A.	Documents
	3B.	Opinion of Purchaser’s Special Counsel
	3C.	Opinion of Company’s Counsel
	3D.	Representations and Warranties; No Default; Satisfaction of Conditions
	3E.	Purchase Permitted By Applicable Laws; Approvals
	3F.	Material Adverse Change
	3G.	Senior Credit Agreement
	3H.	Merger Agreement
	3I.	Fees and Expenses
	3J.	Closing Fee
	3K.	Proceedings
	3L.	Sale of Subordinated Notes to Other Purchasers
	3M.	Private Placement Numbers; NAIC Fees
	3N.	Financials; Pro Forma Balance Sheet Etc
	3O.	Capital Stock Issuance
	3P.	Termination of Obligations Under Existing Credit Facility
4.	PREPAYMENTS
	4A.	Required Prepayments
	4B.	Optional Prepayments
	4C.	Notice of Optional Prepayment
	4D.	Partial Payments Pro Rata
	4E.	Offer to Prepay Subordinated Notes in the Event of a Change of Control
	4F.	Retirement of Subordinated Notes
5.	AFFIRMATIVE COVENANTS

i

	5A.	Financial Statements
	5B.	Inspection of Property
	5C.	Books and Records
	5D.	Insurance
	5E.	Governmental Charges and Other Indebtedness
	5F.	Use of Proceeds
	5G.	Maintenance of Properties and Existence
	5H.	Compliance with Requirement of Law and Contractual Obligations
	5I.	Merger
	5J.	Information Required by Rule 144A
	5K.	Agreement Assuming Liability on Subordinated Notes
	5L.	Amendments to Certain Agreements
	5M.	Attendance at Board Meetings
6.	NEGATIVE COVENANTS
	6A.	Leverage Ratio; Fixed Charge Coverage Ratio
	6B.	Guaranty Obligations
	6C.	Limitations on Liens
	6D.	Disposition of Assets
	6E.	Mergers and Consolidations
	6F.	Investments
	6G.	Distributions
	6H.	Change in Business
	6I.	ERISA
	6J.	Transactions with Related Parties
	6K.	Prohibition of Change in Fiscal Year
	6L.	Partnerships and Joint Ventures
	6M.	Sales and Leaseback; Off-Balance Sheet Financing
	6N.	Amendment or Waivers of Certain Documents
	6O.	Subsidiary Restrictions
	6P.	Limitation on Issuance of Other Subordinated Indebtedness

	6Q.	Payment Limitations
	6R.	Rate Contracts
7.	EVENTS OF DEFAULT
	7A.	Acceleration
	7B.	Rescission of Acceleration
	7C.	Notice of Acceleration or Rescission
	7D.	Other Remedies
8.	REPRESENTATIONS, COVENANTS AND WARRANTIES
	8A.	Organization, Etc
	8B.	Non-Contravention
	8C.	Approvals
	8D.	No Violation or Default
	8E.	Litigation
	8F.	Title; Possession Under Leases
	8G.	Financial Statements
	8H.	No Agreements to Sell Assets; Etc
	8I.	Employee Benefit Plans
	8J.	Regulatory Status
	8K.	Patents and Other Rights
	8L.	Governmental Charges
	8M.	Offering of Securities
	8N.	Use of Proceeds
	8O.	Solvency
	8P.	Labor Matters
	8Q.	Burdensome Contractual Obligations, Etc
	8R.	No Material Adverse Effect
	8S.	Brokerage Commissions
	8T.	Insurance Policies
	8U.	Agreements with Affiliates and Other Agreements
	8V.	Rule 144A

	8W.	Disclosure
9.	REPRESENTATIONS OF EACH PURCHASER
	9A.	Nature of Purchase
	9B.	Source of Funds
10.	SUBORDINATION
	10A.	Bankruptcy, Etc
	10B.	Senior Payment Default/Payment Block
	10C.	Senior Non-Payment Default/Payment Block
	10D.	Turnover
	10E.	Company Notice of Default
	10F.	Limitation on Amendments
	10G.	No Impairment of Senior Rights
	10H.	No Impairment of Subordinated Rights
	10I.	Subrogation
	10J.	Acknowledgment of Subordination
	10K.	Notices Under Paragraph 10
11.	DEFINITIONS; ACCOUNTING MATTERS
	11A.	Terms
	11B.	Accounting and Legal Principles, Terms and Determinations
12.	MISCELLANEOUS
	12A.	Subordinated Note Payments
	12B.	Expenses
	12C.	Consent to Amendments
	12D.	Form, Registration, Transfer and Exchange of Subordinated Notes; Lost Subordinated Notes
	12E.	Persons Deemed Owners; Participations
	12F.	Survival of Representations and Warranties; Entire Agreement
	12G.	Successors and Assigns
	12H.	Independence of Covenants
	12I.	Notices

12J.	Payments Due on Non-Business Days
12K.	Satisfaction Requirement
12L.	Governing Law
12M.	Submission to Jurisdiction
12N.	Severability
12O.	Descriptive Headings; Advice of Counsel; Interpretation
12P.	Counterparts
12Q.	Severalty of Obligations
12R.	Original Issue Discount

v

PURCHASER SCHEDULE

SCHEDULE 3O	—	MANAGEMENT INVESTORS
SCHEDULE 6C	—	EXISTING LIENS
SCHEDULE 6F	—	EXISTING INVESTMENTS
SCHEDULE 6J(3)	—	MANAGEMENT AGREEMENT(S)
SCHEDULE 6J(6)	—	EMPLOYEE BENEFIT PLANS
SCHEDULE 8A(1)	—	SUBSIDIARIES
SCHEDULE 8A(2)	—	STOCKHOLDERS AND OUTSTANDING STOCK
SCHEDULE 8E	—	ACTIONS PENDING
SCHEDULE 8F	—	LIST OF REAL PROPERTY
SCHEDULE 8G	—	LIST OF FINANCIAL STATEMENTS
SCHEDULE 8I	—	MULTIEMPLOYER PLANS
SCHEDULE 8K	—	INTELLECTUAL PROPERTY
SCHEDULE 8S	—	BROKERAGE COMMISSIONS
SCHEDULE 8T	—	INSURANCE POLICIES
SCHEDULE 8U	—	AGREEMENTS WITH AFFILIATES
SCHEDULE II	—	NON-RECURRING COSTS

EXHIBIT A	—	FORM OF SUBORDINATED NOTE
EXHIBIT B	—	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	—	FORM OF STOCKHOLDERS AGREEMENT
EXHIBIT D	—	FORM OF PARENT GUARANTY
EXHIBIT E-1	—	FORM OF OPINION OF COMPANY’S COUNSEL
EXHIBIT E-2	—	FORM OF OPINION OF LOCAL COUNSEL
EXHIBIT F	—	FORM OF SUBSIDIARY GUARANTY

VB MERGER CORPORATION
VARSITY BRANDS, INC.
6745 Lenox Court, Suite 300
Memphis, Tennessee 38115

VBR HOLDING CORPORATION
6745 Lenox Court, Suite 300
Memphis, Tennessee 38115

As of September 24, 2003

To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

The undersigned, VB Merger Corporation, a Delaware  corporation (herein called “VB”), and VBR Holding Corporation, a Delaware corporation (herein called the “Parent”) hereby agree with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below.  Reference is made to Paragraph 11 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

1.                                      AUTHORIZATION OF ISSUE.

1A.                             Subordinated Notes.  The Company has authorized the issue to the Purchasers of the senior subordinated promissory notes in the aggregate principal amount of $45,000,000, to be dated the date of issue thereof, to mature September 24, 2013, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 13.75% per annum, and to be in the form of Exhibit A hereto.  The term “Subordinated Notes” as used herein shall include each such senior subordinated promissory note delivered pursuant to any provision of this Agreement and each such senior subordinated promissory note delivered in substitution or exchange for any other Subordinated Note pursuant to any such provision.

1B.                             Equity Interests.  The Parent has authorized the issue to the Purchasers of (1) 812 shares of Senior Preferred Stock representing 4.1% of the total outstanding shares of Senior Preferred Stock, (2) 812 shares of Junior Preferred Stock representing 4.1% of the total outstanding shares of Junior Preferred Stock and (3) 62,470 shares of Common Stock representing 4.1% of the total outstanding shares of Common Stock, in each case determined on a fully diluted basis as of the Closing Date.  The capital stock referred to in clauses (1), (2) and (3) above are collectively referred to herein as the “Equity Interests”.

2.                                      PURCHASE AND SALE OF SECURITIES.  The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Subordinated Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at the purchase price set forth therefor in such Purchaser Schedule.  The Parent hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Parent the Equity Interests set forth for such Purchaser in such Purchaser Schedule representing the number of shares of Senior Preferred Stock, Junior Preferred Stock and Common Stock set forth opposite such Purchaser’s name in such Purchaser Schedule for a purchase price set forth therefor in such Purchaser Schedule.  The Company will deliver to each Purchaser, at the office of Latham & Watkins LLP at 885 Third Avenue, Suite 1000, New York, New York 10022, one or more Subordinated Notes, and the Parent will deliver to each Purchaser at such office one or more certificates representing the Senior Preferred Stock, Junior Preferred Stock and Common Stock, in each case registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing (in the case of the Subordinated Notes) the aggregate principal amount of Subordinated Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the closing date, which shall be September 24, 2003 or any other date upon which the Company, the Parent and the Purchasers may mutually agree (herein called the “Closing Date”), for credit to the account or accounts as shall be specified in a letter, in substantially the form of Exhibit B hereto, from the Company and the Parent to the Purchasers delivered not less than one (1) Business Day prior to the Closing Date.

3.                                      CONDITIONS OF CLOSING.  Each Purchaser’s obligation to purchase and pay for the Securities to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

3A.                             Documents.  Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the Closing Date unless otherwise indicated, and, on the Closing Date, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(1)                                  the Subordinated Note or Subordinated Notes to be purchased by such Purchaser;

(2)                                  the Equity Interests to be purchased by such Purchaser duly attested by the Parent’s corporate secretary;

(3)                                  (a) a Stockholders Agreement among the Parent, the Purchasers and the Equity Investor in the form of Exhibit C-1 hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, herein called the “Stockholders Agreement”); and (b) a Stockholders Agreement among the Parent, the Equity Investor, Jeffrey G. Webb, John M. Nichols, Gregory C. Webb and J. Kristyn Shepard (the “Management Stockholders Agreement”);

(4)                                  a Guaranty Agreement made by the Parent in favor of each Purchaser in the form of Exhibit D hereto (as the same may be amended, modified on supplemented from time to time in accordance with the provisions thereof, herein called the “Parent Guaranty”);

(5)                                  a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Company certifying, among other things (a) as to the name, titles and true signatures of the officers of the Company authorized to sign the Transaction Documents to which the Company is a party and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the By-laws of the Company which were duly adopted and are in effect as of the Closing Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the Board of Directors of the Company, duly adopted at a meeting or by unanimous written consent of such Board of Directors, authorizing the execution, delivery and performance of the Transaction Documents to which the Company is a party and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders of the Company or of such Board of Directors or any committee thereof relating to the subject matter thereof, and (e) that the Transaction Documents to which the Company is a party and the other documents executed and delivered to such Purchaser by the Company are in the form approved by its Board of Directors in the resolutions referred to in clause (d) above;

(6)                                  a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Parent certifying, among other things (a) as to the name, titles and true signatures of the officers of the Parent authorized to sign the Transaction Documents to which the Parent is a party and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the Certificate of Incorporation of the Parent, certified by the Secretary of State of the State of Delaware as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the By-laws of the Parent which were duly adopted and are in effect as of the Closing Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the Board of Directors of the Parent, duly adopted at a meeting or by unanimous written consent of such Board of

Directors, authorizing the execution, delivery and performance of the Transaction Documents to which the Parent is a party and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders of the Parent or of such Board of Directors or any committee thereof relating to the subject matter thereof, and (e) that the Transaction Documents to which the Parent is a party and the other documents executed and delivered to such Purchaser by the Parent are in the form approved by its Board of Directors in the resolutions referred to in clause (d) above;

(7)                                  a Certificate signed by the Secretary or Assistant Secretary and one other officer of each Subsidiary Guarantor (or its general partner) certifying, among other things (a) as to the name, titles and true signatures of the officers of such Subsidiary Guarantor (or its general partner) authorized to sign the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the Certificate of Incorporation or other organizational document of such Subsidiary Guarantor, certified by the Secretary of State of the state or similar authority of the jurisdiction of incorporation or formation of such Subsidiary Guarantor as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the By-laws or similar organizational document of such Subsidiary Guarantor which were duly adopted and are in effect as of the Closing Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the Board of Directors or other governing body of such Subsidiary Guarantor (or its general partner), duly adopted at a meeting or by unanimous written consent of such Board of Directors or such other governing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders or partners of such Subsidiary Guarantor (or its general partner) or of such Board of Directors or other governing body or any committee thereof relating to the subject matter thereof, and (e) that the Transaction Documents to which such Subsidiary Guarantor is a party and the other documents executed and delivered to such Purchaser by such Subsidiary Guarantor are in the form approved by its Board of Directors or other governing body in the resolutions referred to in clause (d) above;

(8)                                  a certificate of good standing for the Parent, the Company and each of its Domestic Subsidiaries and each Subsidiary Guarantor from the Secretary of State of its state of organization (or appropriate governmental authority in its jurisdiction of organization), in each case dated as of a recent date; and

(9)                                  such other certificates, documents and agreements as such Purchaser may reasonably request.

3B.                             Opinion of Purchaser’s Special Counsel.  Such Purchaser shall have received from Schiff Hardin & Waite, who is acting as special counsel for such Purchaser in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C.                             Opinion of Company’s Counsel.  Such Purchaser shall have received from (1) Latham & Watkins LLP, special counsel for the Transaction Parties, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E-1 hereto and each of the Transaction Parties, by its execution hereof (or of the Subsidiary Guaranty to which it is a party), hereby requests and authorizes such special counsel to render such opinion, and (2) Frost Brown Todd LLC, special local counsel for the Transaction Parties, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit E-2 hereto and each of the Transaction Parties, by its execution hereof (or of the Subsidiary Guaranty to which it is a party), hereby requests and authorizes such special counsel to render such opinion.

3D.                             Representations and Warranties; No Default; Satisfaction of Conditions.  The representations and warranties contained in Paragraph 8 hereof and in the other Transaction Documents shall be true on and as of the Closing Date, both before and immediately after giving effect to the issuance of the Securities on the Closing Date and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; there shall exist on the Closing Date no Event of Default or Default, both before and immediately after giving effect to the issuance of the Securities on the Closing Date and the consummation of any other transactions contemplated hereby and by the other Transaction Documents; each of the Transaction Parties shall have performed all agreements and satisfied all conditions required under this Agreement and all other Transaction Documents to which it is a party to be performed or satisfied by it on or before the Closing Date; and each Transaction Party shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, to each such effect.

3E.                               Purchase Permitted By Applicable Laws; Approvals.  The purchase of and payment for the Subordinated Notes to be purchased by such Purchaser on the Closing Date and the issuance of the Equity Interests to such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Securities by the Company and the Parent) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and such Purchaser shall have received such officers’ certificates as it may request to establish compliance with this condition.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Securities and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

3F.                               Material Adverse Change.  No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries,

taken as a whole, or Varsity, in either case since December 31, 2002 shall have occurred or be threatened, as determined by such Purchaser in its reasonable judgment.

3G.                             Senior Credit Agreement.  The Senior Credit Agreement, providing for up to a $25,000,000 revolving credit facility to the Company and for term loans to the Company in the aggregate principal amount of $45,000,000, in the form previously provided to the Purchasers, shall have been duly executed and delivered by the Company and the Senior Lenders, and shall be in full force and effect.  All conditions precedent to the making of the term loans and the initial revolving loan under the Senior Credit Agreement shall have been satisfied or waived by the Senior Lenders.  Such Purchaser shall have received a copy of the Senior Credit Agreement and all material instruments, documents and agreements delivered at the closing thereunder, certified in an Officer’s Certificate, dated the Closing Date, as correct and complete.

3H.                             Merger Agreement.  The Merger Agreement, in the form previously provided the Purchasers, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.  All Conditions to Merger shall have been satisfied, and the Company shall have consummated the Merger in accordance with the terms of the Merger Agreement.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.  Such Purchaser shall have received a copy of the Merger Agreement and all instruments, documents and agreements related thereto, certified in an Officer’s Certificate, dated the Closing Date, as correct and complete.

3I.                                  Fees and Expenses.  Without limiting the provisions of Paragraph 12B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in Paragraph 3B and of the special local counsel referred to in Paragraph 3C(2) hereof (“Local Counsel”); provided, that the fees, charges and disbursements of the Local Counsel not exceed $10,000.

3J.                               Closing Fee.  The Company shall have paid to such Purchaser a closing fee equal to 3.0% of the aggregate principal amount of all Subordinated Notes to be purchased by such Purchaser on the Closing Date.

3K.                             Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

3L.                              Sale of Subordinated Notes to Other Purchasers.  The Company shall have sold to all of the Purchasers the Subordinated Notes to be purchased by them at the closing and shall have received payment in full therefor.

3M.                           Private Placement Numbers; NAIC Fees.  Private Placement Numbers issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Subordinated Notes, the Senior Preferred Stock, the Junior Preferred Stock and the Common Stock.  The Company shall have paid all filing and related fees of the National Association of Insurance Commissioners relating to the transactions contemplated hereby.

3N.                             Financials; Pro Forma Balance Sheet Etc.  Interim monthly Financial Statements for the twelve most recently completed monthly periods ending on the last month prior to the Closing Date for which Financial Statements are available, prepared by a Responsible Officer of Varsity; pro forma balance sheets for the Company and its Subsidiaries as of the last month for which Financial Statements are available, after giving effect to the Merger and reflecting estimated purchase price accounting adjustments, certified by a Responsible Officer of the Company; and a copy of the budget and projected financial statements of the Company and its Subsidiaries by fiscal year for each of the fiscal years through the maturity date of the Subordinated Notes, including, in each case, projected balance sheets, statements of income and statements of cash flow of the Company and its Subsidiaries, all in reasonable detail and in any event to include projected Capital Expenditures.

3O.                            Capital Stock Issuance.  The Parent shall have entered into a contribution agreement (together, the “Contribution Agreements”) with each of the “Management Investors” listed on Schedule 3O providing for the issuance of an aggregate of 145,427 shares of Common Stock as indicated on Schedule 3O.  Pursuant to their respective Contribution Agreement, each of the Management Investors shall rollover their shares of Varsity Brands, Inc. common stock in exchange for Common Stock of the Parent.  The Contribution Agreements shall be in full force and effect.  Prior to, or concurrent with, the purchase and sale of the Subordinated Notes hereunder, the Management Investors shall have been issued the Common Stock and options (if applicable) under the Contribution Agreements in accordance with the terms thereof, with the result that the capital structure of the Parent is as represented in Paragraph 8A(2) hereof.  All instruments, documents and agreements related to the Contribution Agreements shall be in form and substance reasonably satisfactory to such Purchaser and such Purchaser shall have received copies of the Contribution Agreements and all such instruments, documents and agreements, certified in an Officer’s Certificate, dated the Closing Date, as correct and complete.

3P.                              Termination of Obligations Under Existing Credit Facility.  Substantially concurrent with the issuance of the Subordinated Notes, any and all obligations of Varsity under the Existing Credit Facility and the Existing Letters of Credit shall have been discharged, and all liens and security interests securing any of such obligations, and all financing statements or other filings and recordings relating thereto, shall have been terminated and released, and such Purchaser shall have received such evidence as it may reasonably request to demonstrate the satisfaction of the foregoing.

4.                                      PREPAYMENTS.  The Subordinated Notes shall be subject to prepayment with respect to the required prepayments specified in Paragraphs 4A and 4E hereof and the optional prepayments permitted by Paragraph 4B hereof.

4A.                             Required Prepayments.  Except as otherwise set forth herein, the Subordinated Notes shall not be subject to required prepayments.  The outstanding principal amount of the Subordinated Notes, together with all accrued and unpaid interest thereon, shall become due on September 24, 2013, the maturity date of the Subordinated Notes.

4B.                             Optional Prepayments.

(1)                                  Optional Prepayments With Make-Whole Amount.  At any time after (but not before) September 24, 2006, the Subordinated Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000 and a minimum of $1,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date and the Make-Whole Amount with respect to each Subordinated Note.

(2)                                  Optional Prepayment in Connection with Liquidity Event.  At any time after the Closing Date until September 24, 2006, the Subordinated Notes shall be subject to prepayment, in whole (but not in part), within fifteen (15) days after a Liquidity Event, at the option of the Company, at 100% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date and the Make-Whole Amount with respect to each Subordinated Note.

(3)                                  Optional Prepayments from Excess Cash Flow.  From the third anniversary of the Closing Date through the seventh anniversary of the Closing Date and so long as no Default or Event of Default then exists, the Company may, at its option, prepay the Subordinated Notes in an aggregate principal amount up to (but not in excess of) $15,000,000; provided, however, that such prepayment shall not be directly or indirectly made with the proceeds of any Indebtedness (other than proceeds of revolving loans which are not at the time of borrowing contemplated to be refinanced with proceeds of any long term debt).  Any such prepayment under this clause (3) shall be made at 100% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date and the ECF Prepayment Premium with respect to each Subordinated Note.

4C.                             Notice of Optional Prepayment.  The Company shall give the holder of each Subordinated Note irrevocable written notice of any prepayment pursuant to Paragraph 4B hereof not less than fifteen (15) and not more than 60 days prior to the prepayment date, specifying (1) such prepayment date, (2) the aggregate principal amount of the Subordinated Notes, and of the Subordinated Notes held by such holder, to be prepaid on such date and (3) whether such prepayment is to be made pursuant to Paragraph 4B(1), (2) or (3) hereof.  Notice of prepayment having been given as aforesaid, the principal amount of the Subordinated Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make-Whole Amount, or, as applicable, the ECF Prepayment Premium, with respect thereto, shall become due and payable on such prepayment date.  In the event prepayment is to be made pursuant to Paragraph 4B(2) hereof, such notice shall also include a description in reasonable detail of the Liquidity Event giving rise to the right to make such prepayment.  In the event prepayment is to be made pursuant to Paragraph 4B(3) hereof, such notice shall also include (a) a certification that the precondition to such prepayment set forth in Paragraph 4B(3) has been satisfied, (b) a statement of the aggregate principal amount of all prepayments theretofore made under Paragraph 4B(3), and (c) a certification that after giving effect to the proposed prepayments, all prepayments under Paragraph 4B(3) will not exceed $15,000,000.

4D.                             Partial Payments Pro Rata.  Upon any partial prepayment of the Subordinated Notes pursuant to Paragraph 4B hereof, the principal amount so prepaid shall be allocated to all Subordinated Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

4E.                               Offer to Prepay Subordinated Notes in the Event of a Change of Control.

(1)                                  Notice of Change of Control or Control Event.  The Company will, within ten (10) Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give written notice of such Change of Control or Control Event to each holder of Subordinated Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to Paragraph 4E(2) below.  If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Subordinated Notes as described in Paragraph 4E(3) below and shall be accompanied by the certificate described in Paragraph 4E(7) below.

(2)                                  Condition to Company Action.  Neither the Parent nor the Company will take any action that consummates or finalizes a Change of Control unless (i) at least 30 days prior to such action it shall have given to each holder of Subordinated Notes written notice containing and constituting an offer to prepay Subordinated Notes as described in Paragraph 4E(3) below, accompanied by the certificate described in Paragraph 4E(7) below, and (ii) contemporaneously with such action, the Company prepays all Subordinated Notes required to be prepaid in accordance with this Paragraph 4E.

(3)                                  Offer to Prepay Subordinated Notes.  The offer to prepay Subordinated Notes contemplated by Paragraphs 4E(1) and 4E(2) above shall be an offer to prepay, in accordance with and subject to this Paragraph 4E, all, but not less than all, Subordinated Notes held by each holder (in this case only, “holder” in respect of any Subordinated Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by Paragraph 4E(1), such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

(4)                                  Rejection; Acceptance.  A holder of Subordinated Notes may accept or reject the offer to prepay made pursuant to this Paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company at least five (5) Business Days prior to the Proposed Prepayment Date.  A failure by a holder of Subordinated Notes to so respond to an offer to prepay made pursuant to this Paragraph 4E shall be deemed to constitute an acceptance of such offer by such holder.

(5)                                  Prepayment.  Prepayment of the Subordinated Notes to be prepaid pursuant to this Paragraph 4E shall be at 100% of the principal amount of such Subordinated Notes, together with accrued and unpaid interest on such Subordinated Notes accrued to the date of prepayment, and the Change of Control Prepayment Premium with respect thereto.  The prepayment shall be made on the Proposed Prepayment Date.

(6)                                  Deferral Pending Change of Control.  The obligation of the Company to prepay Subordinated Notes pursuant to the offers required by Paragraph 4E(3) above and accepted in accordance with Paragraph 4E(4) above is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change of Control occurs.  The Company shall keep each holder of Subordinated Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Paragraph 4E in respect of such Change of Control automatically shall be deemed rescinded without penalty or other liability).

(7)                                  Officer’s Certificate.  Each offer to prepay the Subordinated Notes pursuant to this Paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (a) the Proposed Prepayment Date, (b) that such offer is made pursuant to this Paragraph 4E, (c) the principal amount of each Subordinated Note offered to be prepaid, (d) the interest that would be due on each Subordinated Note offered to be prepaid, accrued to the Proposed Prepayment Date, (e) the Change of Control Prepayment Premium that would be due on each Subordinated Note offered to be prepaid, (f) that the conditions of this Paragraph 4E have been fulfilled, and (g) in reasonable detail, the nature and date of the Change of Control.

4F.                               Retirement of Subordinated Notes.  The Parent and the Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Paragraph 4A, 4B or 4E or upon acceleration of such final maturity pursuant to Paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Subordinated Notes held by any holder.  Any Subordinated Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5.                                      AFFIRMATIVE COVENANTS.  So long as any Subordinated Note remains outstanding (or any obligation with respect thereto is not indefeasibly paid in full in cash in accordance with its terms):

5A.                             Financial Statements.  The Parent and the Company each covenant that it will deliver, or cause to be delivered, to each holder of a Security:

(1)                                  Quarterly Statements.

(a)                                  As soon as practicable and in no event later than the earlier of (i) 60 days after the last day of each of the first three fiscal quarters of each fiscal year of the Company or (ii) the date on which the Senior Lenders receive a copy of the Financial Statements referred to in this clause (a), a copy of the Financial Statements of the Company and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the president, chief financial officer or treasurer of the Company as presenting fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments), which Financial Statements shall be accompanied by a narrative from management of the Company which discusses results;

(b)                                 As soon as practicable and in no event later than the earlier of (i) 60 days after the last day of each of the first three fiscal quarters of each fiscal year of the Parent or (ii) the date on which the Senior Lenders receive a copy of the Financial Statements referred to in this clause (b), a copy of the Financial Statements of the Parent and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the president, chief financial officer or treasurer of the Parent as presenting fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

(2)                                  Annual Statements.

(a)                                  As soon as practicable and in no event later than the earlier of (i) 105 days after the close of each fiscal year of the Company or (ii) the date on which the Senior Lenders receive a copy of the Financial Statements referred to in this clause (a), (A) copies of the audited Financial Statements of the Company and its Subsidiaries (prepared on a consolidated and consolidating basis) for such year, in the case of the consolidated Financial Statements, audited by a firm of independent certified public accountants acceptable to the Required Holder(s), which Financial Statements shall be accompanied by a narrative from management of the Company which discusses results and (B) copies of the unqualified opinions and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements;

(b)                                 As soon as practicable and in no event later than the earlier of (i) 105 days after the close of each fiscal year of the Company or (ii) the date on which the Senior Lenders receive a copy of the Financial Statements referred to in this clause (b), (A) copies of the audited Financial Statements of the Parent and its Subsidiaries (prepared on a consolidated basis) for such year, audited by a firm of independent certified public accountants acceptable to the Required Holder(s), and (B) copies of the unqualified opinions and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements;

(3)                                  Officer’s Certificates.  Within the periods provided in Paragraph 5A(1) and Paragraph 5A(2), a certificate of the chief financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (a) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Paragraphs 6A, 6C, 6D, 6E, 6F, 6G and 6J, and (b) whether there existed as of the end of such fiscal quarter or year and whether, to the best of the Company’s knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements required to be delivered pursuant to Paragraph 5A(1) or such fiscal year, as the case may be, any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

(4)                                  Notice of ERISA and other Material Events.  As soon as possible and in no event later than five (5) Business Days after the Parent, the Company or any Subsidiary of the Company knows of the occurrence or existence of (a) any Reportable Event under any Pension Plan or Multiemployer Plan, (b) any actual or threatened litigation, suits, claims or disputes against the Company or any of its Subsidiaries which could reasonably be expected to result in monetary damages payable by the Parent, the Company or any Subsidiary of the Company of $3,000,000 or more (alone or in the aggregate), (c) any other event or condition which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (d) any Default or Event of Default, the statement of the president or chief financial officer or treasurer of the Company setting forth details of such event, condition, Default or Event of Default and the action which the Company proposes to take with respect thereto;

(5)                                  IRS Form 5500.  Promptly after request therefor by any holder of a Note, a copy of any IRS Form 5500 report filed by the Company;

(6)                                  Monthly Reports.  As soon as possible, and in any event not later than thirty (30) days after the end of each month, consolidated and consolidating balance sheets, statements of cash flow and statements of income reflecting the most recently completed month setting forth, in each case, in comparative form figures for the corresponding period in the previous fiscal year and a comparison to the projections provided pursuant to Paragraph 5A(7) below;

(7)                                  Budgets.  As soon as available, and in any event not later than forty-five (45) days after the end of each fiscal year of the Company, projected consolidated financial statements of the Parent, the Company and the Subsidiaries of the Company for the next fiscal year, including, budgets for each month in such fiscal year;

(8)                                  Environmental Notices.  As soon as possible and in no event later than ten (10) Business Days after the receipt thereof by the Company or any of its Subsidiaries, a copy of any notice, summons, citations or other written communications (other than routine notices and communications) concerning any actual, alleged, suspected or threatened violation of any applicable Environmental Law, or any liability of the Company or any of its Subsidiaries for Environmental Damages but excluding any notice, summons, citation or communication concerning a violation that is not reasonably likely to exceed $750,000;

(9)                                  SEC and Other Reports.  Promptly after the same are sent, copies of all financial statements and reports which the Company or the Parent sends to its shareholders generally; and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which the Company or the Parent may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority (provided that to the extent such reports are filed and available on EDGAR the Company may, in lieu of providing a copy of such report, provide notice to the holders that such report has been filed and is available on EDGAR);

(10)                            Senior Credit Agreement Amendments.  As soon as possible and in any event within ten (10) days of entering into a change, modification, amendment, revision, waiver or consent to the Senior Credit Agreement, the Company shall provide written notice (together with copies of all executed instruments relating thereto) to the holders of the Subordinated Notes of any such change, modification, amendment, revision, waiver or consent to the Senior Credit Agreement, along with such other information as may be necessary to explain the reason for such alteration, consent or waiver; and

(11)                            Requested Information.  Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of the Parent, the Company or its Subsidiaries, and compliance by the Parent or the Company with the terms of this Agreement and the other Transaction Documents as any holder of Securities may from time to time reasonably request.

5B.                             Inspection of Property.  The Parent and the Company each covenant that it will, and will cause its Subsidiaries to, permit any Person designated by any holder of a Security in writing, at such holder’s expense if no Default or Event of Default exists and at the Company’s expense if any Default or Event of Default exists, to visit and inspect any of the properties of the Parent, the Company and their Subsidiaries, to examine the corporate books and financial records of the Parent, the Company and their Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such Persons with their principal officers and independent public accountants, all at such reasonable times and as often as such holder may reasonably request; provided that no holder may conduct an inspection pursuant to the terms of this Paragraph 5B more than two (2) times per calendar year unless a Default or Event of Default has occurred and is continuing.

5C.                             Books and Records.  The Parent and the Company each covenant that it will, and will cause its Subsidiaries to, at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

5D.                             Insurance.  The Parent and the Company each covenant that it will, and will cause its Subsidiaries to, maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, with such insurers, on such terms and in such amounts as is commercially reasonable.

5E.                               Governmental Charges and Other Indebtedness.  The Parent and the Company each covenant that it will, and will cause its Subsidiaries to, promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the Property of such Person and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, is reasonably likely to have a Material Adverse Effect, except such Indebtedness, taxes or Governmental Charges as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained to the extent required under GAAP and no material Property of the Company or any Subsidiary of the Company is at impending risk of being seized, levied upon or forfeited.

5F.                               Use of Proceeds.  The Parent and the Company each covenant that it will use the proceeds of the Securities only for the purposes set forth in Paragraph 8P.  Without limiting the foregoing, neither the Parent nor the Company shall use any part of the proceeds of the Securities, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Company or any Purchaser in a violation of Regulations T, U or X issued by the Federal Reserve Board.

5G.                             Maintenance of Properties and Existence.  The Parent and the Company each covenant that it will, and will cause its Subsidiaries to, (i) preserve, renew and maintain in full force its legal existence and good standing under the Governmental Rules of the jurisdiction of its organization and each other jurisdiction where the failure to so preserve, renew or maintain could reasonably be expected to result in a Material Adverse Effect, and all of its rights, licenses, leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of its business (other than immaterial rights, licenses, leases, qualifications, privileges franchises and other authority), (ii) keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iii) maintain, preserve and protect all of its rights to enjoy and use its trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations except to the extent the failure to so maintain, preserve or protect could not reasonably be expected to result in a Material Adverse Effect.

5H.                             Compliance with Requirement of Law and Contractual Obligations.  The Parent and the Company each covenant that it will, and will cause its Subsidiaries to, comply with all applicable Requirements of Law and Contractual Obligations noncompliance with which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5I.                                  Merger.  The Parent and the Company each covenant that it will cause: (i) on the Closing Date, (A) the Conditions to Merger to have been satisfied, (B) the Merger to be duly consummated, (C) the Assumption Agreement to be duly executed and a true and correct copy thereof delivered to each holder of a Security (which Assumption Agreement shall be in form and substance satisfactory to the Required Holder(s)) and (D) each Subsidiary of Varsity to duly execute and deliver a Guaranty to each holder of a Security (which Guaranty shall be in form and substance satisfactory to the Required Holder(s)), and (ii) immediately after the Closing Date, the Company to provide to each holder of Securities, at the Company’s expense, such good standing certificates, filings and other documents as any holder of a Security may request to reflect the satisfactory consummation of the Merger.

5J.                               Agreement Assuming Liability on Subordinated Notes.  The Parent and the Company each covenant that, if at any time any Subsidiary should become liable (as co-obligor, endorser, guarantor or surety) on any Senior Indebtedness Liabilities, the Company will, at the same time, cause such Person to deliver to the holders of the Subordinated Notes an agreement pursuant which such Person guarantees the Subordinated Notes; provided, that any such Person’s liability under any such agreement shall be junior in right of payment to the Senior Indebtedness Liabilities to the same extent as the Subordinated Notes are subordinated to the Senior Indebtedness Liabilities.

5K.                             Amendments to Certain Agreements.  The Parent and the Company each covenant that upon any amendment or other modification of the Senior Credit Agreement or any extension, renewal, replacement, refinancing or any other form of refunding of the Senior Credit Agreement (a “Replacement Credit Agreement”) or any amendment or other modification of any Replacement Credit Agreement, in any such case (each being a “Modifying Agreement”) pursuant to which financial covenants (or events of default having the substantive effect of a financial covenant) are changed or added, it shall (1) promptly, and in any event within five (5) Business Days, provide written notice thereof to each holder of Subordinated Notes describing such transaction in reasonable detail and (2) offer to enter into an amendment of this Agreement within ten (10) Business Days of consummating such Modifying Agreement to make corresponding changes (with corresponding cushions) or additions herein in respect of financial covenants (and, if applicable, events of default).

5L.                              Attendance at Board Meetings.  The Parent and the Company each covenant that: it will permit, and will cause its Subsidiaries to permit, each Participating Holder or its designee to attend each regularly scheduled, special and other meeting (including telephonic meetings) of the board of directors (including each committee of such board of directors) of the

Parent, the Company and their Subsidiaries as a non-voting observer; notice of the time and place of any such meeting shall be given to each Participating Holder in the same manner and at the same time as notice is given to the directors or committee members, as the case may be, which notice shall to the extent practicable be given at least two Business Days prior to any such meeting; each Participating Holder shall be given copies of all notices, reports, minutes, consents and other documents at the time and in the manner as are provided to the board of directors or committee members; the board of directors of each of the Parent and the Company shall meet at least two (2) times per calendar year; and the Company shall reimburse each Participating Holder for all reasonable out-of-pocket costs and expenses incurred by it in connection with traveling to and from and attending meetings of the board of directors and committees of the board of directors.

6.                                      NEGATIVE COVENANTS.  So long as any Subordinated Note remains outstanding (or any obligation with respect thereto is not indefeasibly paid in full in cash in accordance with its terms):

6A.                             Leverage Ratio; Fixed Charge Coverage Ratio.  The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, issue, create, incur, assume, borrow, guarantee or otherwise be or become directly or indirectly liable with respect to any Indebtedness (other than Permitted Indebtedness) unless on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness (other than Permitted Indebtedness) and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness (other than Permitted Indebtedness), (a) no Default or Event of Default would exist, (b) the Leverage Ratio of the Company and its Subsidiaries on a consolidated basis determined at such time shall not be greater than the amount set forth below corresponding to such time, and (c) the Fixed Charge Coverage Ratio of the Company and its Subsidiaries on a consolidated basis determined at such time shall exceed the amount set forth below corresponding to such time.

MAXIMUM LEVERAGE RATIO:

PERIOD	LEVERAGE RATIO
3rd Fiscal Quarter, 2003	5.25 to 1.00
4th Fiscal Quarter, 2003	5.25 to 1.00
1st Fiscal Quarter, 2004	5.15 to 1.00
2nd Fiscal Quarter, 2004	5.15 to 1.00
3rd Fiscal Quarter, 2004	5.00 to 1.00
4th Fiscal Quarter, 2004	5.00 to 1.00
1st Fiscal Quarter, 2005	5.00. to 100
2nd Fiscal Quarter, 2005	4.65 to 1.00
3rd Fiscal Quarter, 2005	4.50 to 1.00
4th Fiscal Quarter, 2005	4.35 to 1.00
1st Fiscal Quarter, 2006	4.35 to 1.00
2nd Fiscal Quarter, 2006	4.15 to 1.00
3rd Fiscal Quarter, 2006	4.00 to 1.00
4th Fiscal Quarter, 2006	3.75 to 1.00
1st Fiscal Quarter, 2007	3.75 to 1.00
2nd Fiscal Quarter, 2007	3.65 to 1.00
Thereafter	3.50 to 1.00

MINIMUM FIXED CHARGE COVERAGE RATIO:

PERIOD	FIXED CHARGE COVERAGE RATIO
3rd Fiscal Quarter, 2003	1.20 to 1.00
4th Fiscal Quarter, 2003	1.20 to 1.00
1st Fiscal Quarter, 2004	1.20 to 1.00
2nd Fiscal Quarter, 2004	1.20 to 1.00
3rd Fiscal Quarter, 2004	1.20 to 1.00
4th Fiscal Quarter, 2004	1.20 to 1.00
1st Fiscal Quarter, 2005	1.20 to 1.00
2nd Fiscal Quarter, 2005	1.30 to 1.00
3rd Fiscal Quarter, 2005	1.30 to 1.00
4th Fiscal Quarter, 2005	1.30 to 1.00
1st Fiscal Quarter, 2006	1.30 to 1.00
2nd Fiscal Quarter, 2006	1.35 to 1.00
3rd Fiscal Quarter, 2006	1.35 to 1.00
4th Fiscal Quarter, 2006	1.35 to 1.00
1st Fiscal Quarter, 2007	1.35 to 1.00
2nd Fiscal Quarter, 2007	1.40 to 1.00
3rd Fiscal Quarter, 2007	1.45 to 1.00
4th Fiscal Quarter, 2007	1.45 to 1.00
1st Fiscal Quarter, 2008	1.45 to 1.00
Thereafter	1.50 to 1.00

For the purposes of this Paragraph 6A, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

6B.                             Guaranty Obligations.  The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Guaranty Obligations except in respect of Indebtedness under this Agreement, and except:

(1)                                  endorsements for collection or deposit in the ordinary course of business; and

(2)                                  Guaranty Obligations of the Transaction Parties in respect of Indebtedness of other Transaction Parties; provided that the Indebtedness so guaranteed is permitted under this Agreement.

6C.                             Limitations on Liens.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character or suffer to exist any Negative Pledge with respect to any of its assets or property of any character, in either case whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(1)                                  Liens and Negative Pledges granted to secure Senior Indebtedness Liabilities;

(2)                                  Liens granted to secure Lender Rate Contracts;

(3)                                  Liens listed in Schedule 6C and existing on the Closing Date;

(4)                                  Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no Property of the Company or any Subsidiary of the Company is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(5)                                  Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums which are not overdue more than sixty (60) days or are being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

(6)                                  deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; and

(7)                                  zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; and

(8)                                  any Lien existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (C) such Lien shall not secure any Indebtedness or other extension of credit.

6D.                             Disposition of Assets.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, convey, transfer or otherwise dispose of any property, whether now owned or hereafter acquired, with respect to any of its properties, or enter into any agreement to do any of the foregoing, except for the following:

(1)                                  sales by the Transaction Parties of inventory to Persons (other than the Transaction Parties) in the ordinary course of their businesses;

(2)                                  sales or other dispositions by the Transaction Parties of surplus, damaged, worn or obsolete assets in the ordinary course of their businesses;

(3)                                  sales or other dispositions by the Transaction Parties of Investments permitted by clause (ii) of Paragraph 6F for not less than fair market value;

(4)                                  sales or other dispositions of assets and Property by the Transaction Parties to any other Transaction Party;

(5)                                  sales or other dispositions of Property with a fair market value not exceeding $1,500,000 in any fiscal year, the proceeds of which are applied to the prepayment of the Indebtedness under the Senior Credit Agreement to the extent required thereby;

(6)                                  mergers, consolidations and dispositions permitted by Paragraph 6E;

(7)                                  sale or other disposition of assets or property the proceeds of which are (a) reinvested by the Company in productive assets used in carrying on the Company’s business within 270 days of such sale (or other disposition) or (b) used to repay, and permanently reduce, Senior Indebtedness Liabilities; and

(8)                                  any other sale or disposition of assets or property, provided that the aggregate fair market value of all such assets and property sold or disposed on and after the date hereof does not exceed $5,000,000.

6E.                               Mergers and Consolidations.  The Company shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except that (i) the Company may consummate the Merger with Varsity in accordance with the Merger Documents upon satisfaction of the Conditions to Merger, (ii) the Company and its Subsidiaries may merge with each other, provided that (A) no Default or Event of Default then exists or will result after giving effect to any such merger and immediately after giving effect to such merger, the Company would be permitted by the provisions of Paragraph 6A hereof to incur at least $1.00 of additional Indebtedness owing to a Person other than a Subsidiary of the Company and (B) in any such merger involving the Company, the Company is the surviving Person and (iii) the Company may acquire any Person as a new Subsidiary or acquire all or substantially all the assets of any other Person provided that (A) no Default or Event of Default will result after giving effect to any such acquisition and immediately after giving effect to such acquisition, the Company would be permitted by the provisions of Paragraph 6A hereof to incur at least $1.00 of additional Indebtedness owing to a Person other than a Subsidiary of the Company, (B) the Person to be so acquired is engaged in a business or activity reasonably related to the business of the Company and its Subsidiaries, (C) the Person to be so acquired has executed or timely executes a Guaranty in favor of the holders of Subordinated Notes in accordance with the terms hereof and (D) the consideration for such acquisition does not, when added to the consideration for all other acquisitions subsequent to the Closing Date, exceed the sum of $10,000,000 plus the amount funded from the proceeds of cash equity received by the Company (such cash equity being received by the Company from the Parent from either equity contributions to the Parent or the proceeds of the issuance of Indebtedness by the Parent permitted by the Parent Guaranty).

6F.                               Investments.  The Company shall not, and shall not permit any of its Subsidiaries to, make any Investment except for Investments in the following:

(1)                                  Investments by the Company or its Subsidiaries in cash and Cash Equivalents;

(2)                                  Investments listed in Schedule 6F existing on the Closing Date;

(3)                                  subject to Paragraph 6J, Investments by the Transaction Parties in each other;

(4)                                  deposit accounts of a Transaction Party maintained in the ordinary course of its business;

(5)                                  extensions of trade credit in the ordinary course of business;

(6)                                  loans and advances to employees of the Parent or any Transaction Party in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an amount not to exceed $3,000,000 in the aggregate;

(7)                                  Guaranty Obligations permitted by Paragraph 6B hereof;

(8)                                  Investments (including debt obligations and Equity Securities) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(9)                                  Investments consisting of non-cash consideration received in respect of sales, transfers or other dispositions of assets to the extent permitted by Paragraph 6D hereof;

(10)                            Rate Contracts entered into in compliance with Paragraph 6S hereof; and

(11)                            in addition to Investments otherwise expressly permitted by this Paragraph 6F, Investments by the Company and its domestic Subsidiaries in Joint Ventures and other Persons in an aggregate amount (valued at cost) not to exceed $7,000,000 since the Closing Date; provided, however, that an aggregate amount of no more than $3,500,000 may be invested in or advanced to foreign Investments, whether such Investments are foreign Joint Ventures or other foreign Investments.

6G.                             Distributions.  The Company shall not, and shall not permit any of its Subsidiaries to, make any Distributions or set apart any sum for any such purpose, except that:

(1)                                  Subsidiaries of the Company may make Distributions ratably with respect to their capital stock;

(2)                                  so long as no Default or Event of Default then exists or results therefrom, the Company may make Distributions for the sole purpose of permitting the Parent to purchase common stock or common stock options of the Parent from present or former officers or employees of the Parent, the Company or any Subsidiary of the Company upon the death, disability or termination of employment of such officers or employees; provided, that the aggregate amount of such Distributions in any fiscal year, when added to the aggregate amount paid by the Company or any Subsidiaries of the Company to purchase such common stock or common stock options from such officers or employees, does not exceed $1,500,000 (provided, that any unused amount may be carried over for payment in the next succeeding fiscal year);

(3)                                  the Company may make Distributions to the Parent for the sole purpose of permitting the Parent to pay any taxes which are due and payable by Parent and the Company as part of a consolidated group; and

(4)                                  the Company may make Distributions to the Parent to pay corporate overhead expenses incurred in the ordinary course and as may be necessary to permit the Parent to pay its expenses and liabilities incurred in the ordinary course.

6H.                             Change in Business.  The Company shall not, and shall not permit any of its Subsidiaries to, engage, either directly or indirectly through Affiliates, in any business other than those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or a business reasonably related thereto or such other lines of business as may be consented to by the Required Holder(s).  The Parent shall not conduct any business other than holding 100% of the Voting Stock of the Company.

6I.                                  ERISA.

(1)                                  The Company shall not, and shall not permit any of its Subsidiaries to, (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code involving any Employee Benefit Plan or Multiemployer Plan which would subject the Company or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the Code or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the Code or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the Code, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

(2)                                  The Company shall not, and shall not permit any of its Subsidiaries to, (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan, (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

6J.                               Transactions with Related Parties.  Neither the Parent nor the Company shall and each shall not permit any of its Subsidiaries to, enter into any Contractual Obligation with any Affiliate (other than any other Transaction Party) or engage in any other transaction with any Affiliate (other than any other Transaction Party) except:

(1)                                  upon terms at least as favorable to such Transaction Party as would exist in an arms-length transaction with unaffiliated Persons;

(2)                                  any Distribution permitted by Paragraph 6G hereof;

(3)                                  any payments to Leonard Green & Partners L.P. or any of its Affiliates pursuant to the Management Agreement as in effect on the Closing Date (true and complete copies of which is attached hereto as Schedule 6J(3), on the terms and subject to the conditions set forth therein; provided that no Event of Default under Paragraph 7A(1) shall have occurred and be continuing (for any reason including, without limitation, as a result of operation of Paragraph 10) or shall occur as a result of such payment;

(4)                                  the payment of reasonable fees to directors of the Parent or the Company who are not employees of the Company or its Subsidiaries;

(5)                                  management or employee retention payments under newly-created compensation plans created after the Closing Date in an aggregate amount which does not exceed $1,000,000 in any fiscal year or $4,000,000 in the aggregate; provided that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such payment and immediately after giving effect to such payment, the Company would be permitted by the provisions of Paragraph 6A hereof to incur at least $1.00 of additional Indebtedness owing to a Person other than a Subsidiary of the Company; and

(6)                                  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, special retention plans, stock options and stock ownership plans or similar employee benefit plans described on Schedule 6J(6) or as otherwise approved by the board of directors of the Company.

6K.                             Prohibition of Change in Fiscal Year.  The Company shall not, and shall not permit any of its Subsidiaries to, change its fiscal year (currently January 1 through December 31).

6L.                              Partnerships and Joint Ventures.  The Company shall not, and shall not permit any of its Subsidiaries to, enter into or maintain any interest in any Joint Venture; provided, however, that the Company may enter into and maintain an interest in a Joint Venture if (i) the aggregate Investment by the Company and its Subsidiaries in all Joint Ventures and in foreign Joint Ventures is permitted by Paragraph 6F(11), (ii) the business of the Joint Venture is a business in which the Company and its Subsidiaries are engaged on the Closing Date or a business reasonably related thereto and (iii) such Joint Venture is a corporation, limited liability company or other limited liability entity.

6M.                           Sales and Leaseback; Off-Balance Sheet Financing.  The Company shall not, and shall not permit any of its Subsidiaries to, engage in (i) any Sale and Leaseback transaction with respect to any of its assets or Property of any character, whether now owned or hereafter acquired, except to the extent that (A) such assets or Property were acquired within 180 days before or after the such Sale and Leaseback transaction was consummated and (B) the Indebtedness related thereto was permitted to be incurred pursuant to this Agreement or (ii) any off-balance sheet transaction or other similar transaction.

6N.                             Amendment or Waivers of Certain Documents.

(1)                                  Senior Credit Documents.  The Company shall not enter into any oral or written amendment, supplement, alteration, waiver or other modification of any of the terms or provisions of the Senior Credit Agreement, the Senior Security Documents or any agreement or other instrument relating thereto if the effect or result of any such amendment, supplement, alteration, waiver or other modification is (a) to increase the weighted average interest rate margin on that portion of Senior Lender Liabilities that constitutes Permitted Indebtedness or the weighted average default interest rate margin on that portion of Senior Lender Liabilities that constitutes Permitted Indebtedness in the aggregate by more than 3.0% per annum above the weighted average interest rate margin existing as of the date hereof in the Senior Credit Agreement, (b) to increase the aggregate principal amount of Indebtedness (other than Lender Rate Contracts) included in clause (i) of the definition of Senior Lender Liabilities above the sum of (x) $90,000,000 (minus the aggregate principal amount of (i) all prepayments and repayments of term loans under the Senior Credit Agreement and (ii) the aggregate principal amount of all permanent reductions in revolving loan commitments pursuant to Section 2.07(c)(iii) and (v) of the Senior Credit Agreement (or any comparable provision)) plus (y) the aggregate principal amount of Indebtedness incurred or guaranteed by the Company or a Subsidiary under the Senior Credit Agreement in compliance with Paragraph 6A hereof, or (b) to change any provision relating to (i) the ability of any Transaction Party or any Subsidiary to amend or otherwise modify any Note Document, or (ii) the permissibility of payments which can be made under any Note Document (on final maturity or otherwise).  Without limiting the foregoing, the Company will not enter into an extension, renewal, replacement, refinancing or any other form of refunding of the Senior Credit Agreement and the Senior Security Documents which would not otherwise be within and permitted by the limitations of this Paragraph 6N(1) and the other provisions of this Agreement.

(2)                                  Organizational Documents.  The Company and the Parent each covenants that it shall not, and shall not permit any of its Subsidiaries to, enter into any amendment or other change to its Certificate of Incorporation, By-laws or other organizational document or to the terms and provisions of any agreement or other instrument constituting or relating to its capital stock in a manner adverse to, or which would reasonably be expected to be adverse to, the holders of the Securities or which would, or would reasonably be expected to, adversely affect the Company’s, the Parent’s or any Subsidiary’s ability to perform their respective obligations under the Note Documents.  Without limiting the foregoing, the Parent covenants that it will not amend the terms of its charter with respect to any series of preferred stock of the Parent which would (i) increase the amount of any payment or other distribution to the holders of such series of preferred stock, (ii) accelerate the timing for any payment or other distribution to the holders of such series of preferred stock, or (iii) otherwise be adverse to the holders of the Subordinated Notes in any way which would reasonably be expected to be material.  The Company and the Parent each covenants that it will not enter into any amendment of the Stockholders Agreement that could reasonably be expected to have a Material Adverse Effect.

6O.                            Subsidiary Restrictions.  The Company covenants that it shall not, and shall not permit any Subsidiary to, enter into, or be otherwise subject to, any contract or agreement (including its certificate or articles of incorporation) which limits the amount of or otherwise imposes restrictions on (1) the payment of dividends or distributions by any Subsidiary to the Company or any other Subsidiary, (2) the payment by any Subsidiary of any Indebtedness owed to the Company or any other Subsidiary, (3) the making of loans or advances by any Subsidiary to the Company or any other Subsidiary, (4) the transfer by any Subsidiary of its property or assets to the Company or any other Subsidiary, (5) the merger or consolidation of any Subsidiary with or into the Company or any other Subsidiary, or (6) the guaranty by any Subsidiary of the Company’s Indebtedness hereunder; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or by the Senior Credit Agreement (as in effect on the Closing Date or which (taken as a whole) could reasonably be expected not to have a Material Adverse Effect, (b) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (c) clause (4) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

6P.                              Limitation on Issuance of Other Subordinated Indebtedness.  The Company shall not create, issue, incur, borrow, assume, permit to exist, Guarantee, or in any other manner be or become liable with respect to, any Indebtedness, other than the Subordinated Notes, that is contractually subordinate in right of payment to any Senior Indebtedness Liabilities unless such Indebtedness is otherwise permitted by the terms hereof and is Indebtedness that is pari passu with, or contractually subordinate to, the Subordinated Notes pursuant to provisions reasonably acceptable to the Required Holder(s).

6Q.                            Rate Contracts.  The Company and the Parent each covenants that it shall not, and shall not permit any other Transaction Party to, enter into Rate Contracts other than Lender Rate Contracts or Rate Contracts entered into in connection with bona fide hedging operations and not for speculation; provided that the aggregate notional principal amount under all such Rate Contracts does not exceed the outstanding principal amount of Senior Indebtedness Liabilities (including any unused committed amounts thereof).

7.                                      EVENTS OF DEFAULT.

7A.                             Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(1)                                  (i) the Company defaults in the payment of any principal of or Make-Whole Amount, Change of Control Prepayment Premium or ECF Prepayment Premium payable with respect to any Subordinated Note when the same shall become due, either by the terms thereof or otherwise as herein provided, or (ii) the Company defaults in the payment of any interest on any Subordinated Note for more than five (5) days after the date due; or

(2)                                  (i) the Parent, the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Parent, the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or results in the holder or holders of such obligation (or a trustee or agent on behalf of such holder or holders) causing such obligation to become due (or to be repurchased by the Parent, the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default (described in clause (i) above) shall occur and be continuing or such a failure or other event (described in clause (ii) above) causing acceleration (or resale to the Parent, the Company or any Subsidiary) shall occur and be continuing exceeds $3,000,000; or

(3)                                  any representation or warranty made by any Transaction Party herein or in any other Note Document or by any Transaction Party or any of its officers in any writing furnished in connection with or pursuant to this Agreement or any other Note Document shall be false in any material respect on the date as of which made; or

(4)                                  any Transaction Party fails to perform or observe any agreement contained in Paragraph 4, Paragraph 5G(i) (as to legal existence only) or Paragraph 6 hereof; or

(5)                                  any Transaction Party fails to perform or observe any other agreement, term or condition contained herein or in any other Note Document and such failure shall not be remedied within thirty (30) days after the earlier of (i) written notice of such failure is given by any holder of a Security to the Company, and (ii) any Responsible Officer obtains knowledge of such failure; or

(6)                                  any Transaction Party makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(7)                                  any decree or order for relief in respect of any Transaction Party is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(8)                                  any Transaction Party petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such Transaction Party, or of any substantial part of the assets of any Transaction Party, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to any Transaction Party under the Bankruptcy Law of any other jurisdiction; or

(9)                                  any such petition or application described in clause (9) of this Paragraph 7A is filed, or any such case or proceedings described in clause (9) of this

Paragraph 7A are commenced, against any Transaction Party and such Transaction Party fails to contest such petition, application, case or proceeding in a timely manner or consents thereto or acquiesces therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(10)                            any order, judgment or decree is entered in any proceedings against any Transaction Party decreeing the dissolution of such Transaction Party and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(11)                            any order, judgment or decree is entered in any proceedings against any Transaction Party decreeing a split-up of any Transaction Party which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of one or more of its Subsidiaries whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of one or more of its Subsidiaries, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

(12)                            one or more final judgments in an aggregate amount in excess of $3,000,000 is rendered against any Transaction Party and either enforcement proceedings have been commenced by any creditor upon any such judgment or within thirty (30) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged; or

(13)                            (a) any Pension Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (b) a notice of intent to terminate any Pension Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Pension Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Pension Plan may become a subject of such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Pension Plans, determined in accordance with Title IV of ERISA, shall exceed the amount thereof existing on the Closing Date, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder and, in each case, a Material Adverse Effect could reasonably be expected to result in connection therewith; or

(14)                            the Merger shall not have occurred on the Closing Date; or

(15)                            any Transaction Party shall contest in writing the validity or enforceability of any Note Document or shall deny in writing generally its liability under any of the Note Documents (other than due to payment in accordance with the terms thereof) or any Note Document shall cease to be enforceable and in full force and effect;

then (a) if such event is an Event of Default specified in clause (8), (9) or (10) of this Paragraph 7A with respect to the Company, all of the Subordinated Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Make-Whole Amount with respect to each Subordinated Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is not an Event of Default specified in clause (8), (9) or (10) of this Paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Subordinated Notes to be, and all of the Subordinated Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Make-Whole Amount with respect to each Subordinated Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.  The Company acknowledges, and the parties hereto agree, that each holder of a Subordinated Note has the right to maintain its investment in the Subordinated Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Make-Whole Amount by the Company in the event the Subordinated Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B.                             Rescission of Acceleration.  At any time after any or all of the Subordinated Notes shall have been declared immediately due and payable pursuant to Paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Subordinated Notes, the principal of and Make-Whole Amount payable with respect to any Subordinated Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Make-Whole Amount, Change of Control Prepayment Premium or ECF Prepayment Premium at the rate specified in the Subordinated Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Subordinated Notes or this Agreement.  No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.                             Notice of Acceleration or Rescission.  Whenever any Subordinated Note shall be declared immediately due and payable pursuant to Paragraph 7A or any such declaration shall be rescinded and annulled pursuant to Paragraph 7B, the Company shall promptly give written notice thereof to the holder of each Subordinated Note at the time outstanding after knowledge thereof.

7D.                             Other Remedies.  If any Event of Default shall occur and be continuing, the holder of any Subordinated Note may proceed to protect and enforce its rights under this Agreement and such Subordinated Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement.  No remedy conferred in this Agreement upon the holder of any Subordinated Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.                                      REPRESENTATIONS, COVENANTS AND WARRANTIES.  Each of the Company and the Parent represents, covenants and warrants as set forth in this Paragraph 8.

8A.                             Organization, Etc.

(1)                                  Organization.  The Company, each Subsidiary of the Company, the Parent and Varsity (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.  The Parent has no direct Subsidiaries other than the Company.  The Company has no Subsidiaries except as set forth on Schedule 8A(1).

(2)                                  Capital Stock.  On the Closing Date, immediately after giving effect to the transactions contemplated by the Transaction Documents, (i) the authorized and issued capital stock of the Parent will consist of (a) 2,000,000 shares of authorized Common Stock, 1,501,657 shares of which will be issued and outstanding, (b) 20,000 shares of authorized Senior Preferred Stock, 19,812 shares of which will be issued and outstanding and (c) 20,000 shares of authorized Junior Preferred Stock, 19,812 shares of which will be issued and outstanding and (ii) except as described on Schedule 8A(2), there are no options for, rights to acquire, agreements to issue, or securities exercisable for or convertible into shares of the Parent’s capital stock.  The total number of outstanding shares of Common Stock, on a fully-diluted basis is 1,523,658.  As of the Closing Date, Schedule 8(A)(2) sets forth a correct and complete list of the holders of all capital stock of the Parent, showing (both on a fully diluted basis (including after giving effect to the conversion, exchange or exercise of any outstanding capital stock of the Parent) and non-fully diluted basis) (1) the number and percentage of shares of common stock, Senior Preferred Stock, Junior Preferred Stock or other securities of the Parent held by each security holder as of the Closing Date, (2) the consideration paid to the Parent, if any, therefor and (3) with respect to any holder of preferred stock, options or other similar convertible security or conversion or exchange right, (a) the number of such securities or rights granted, (b) the number and type of security of the Parent into which such securities or rights are exercisable, convertible or exchangeable for, (c) the conversion or exercise price, if any, of such securities and (d) the number of such securities or rights that have not been exercised, converted or exchanged.  All the outstanding shares of capital stock of the Parent have been duly authorized, are validly issued and are fully paid and non-assessable.  Except as otherwise set forth on Schedule 8(A)(2), there are no options, warrants or rights to purchase shares of capital stock or other securities of the Parent issued or outstanding, nor is the Parent obligated in any other manner to issue shares of its capital stock or other securities.  Except as set forth in the Stockholders Agreement and the Management Stockholders Agreement, there are no restrictions on the transfer of shares of capital stock of the Parent other than those imposed by relevant state and federal securities laws.  Except as set forth in the Stockholders Agreement, no holder of any security of the Parent is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Parent is a party, or which are otherwise binding upon the Parent.  Other than pursuant to the terms of the Stockholders Agreement, no Person has demand or other rights to cause the Parent or any of its Subsidiaries to file any registration statement under the Securities Act relating to any securities of the Parent or any of its Subsidiaries or any right to participate in any such registration statement.  All outstanding shares of capital stock of the Company have been duly authorized, are validly issued, are fully paid and non-assessable and are owned of record by the Parent.

(3)                                  Power and Authority.  (i) The execution, delivery and performance by the Parent, the Company and each Subsidiary of the Company of each Transaction Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (A) are within the power of the Parent, the Company or such Subsidiary, as applicable and (B) have been duly authorized by all necessary actions on the part of the Parent, the Company or such Subsidiary, as applicable; and (ii) the execution, delivery and performance by Varsity of the Assumption Agreement and the consummation of the transactions contemplated thereby (A) are within the power of Varsity and (B) have been duly authorized by all necessary actions on the part of Varsity.  Each Transaction Party and each Subsidiary has all requisite power to own or holder under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted.

(4)                                  Execution and Delivery of Transaction Documents.  (i) Each Transaction Document executed, or to be executed, by the Parent, the Company and each Subsidiary of the Company has been, or will be, duly executed and delivered by the Parent, the Company or such Subsidiary, as applicable, and constitutes, or will constitute, a legal, valid and binding obligation of the Parent, the Company or such Subsidiary, enforceable against the Parent, the Company or such Subsidiary, as applicable, in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity and (ii) the Assumption Agreement has been, or will be, duly executed and delivered by Varsity and constitutes, or will constitute, a legal, valid and binding obligation of Varsity, enforceable against Varsity in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

8B.                             Non-Contravention.  The execution and delivery by the Parent, the Company and each Subsidiary of the Company of the Transaction Documents executed by the Parent, the Company or such Subsidiary, as applicable, and by Varsity of the Assumption Agreement, and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to the Parent, the Company, such Subsidiary or Varsity, as applicable; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of the Parent, the Company, such Subsidiary or Varsity, as applicable or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any Property, asset or revenue of the Parent, the Company, such Subsidiary or Varsity, as applicable.

8C.                             Approvals.

(1)                                  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including equity holders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Parent, the Company or any Subsidiary of the Company or the Assumption Agreement executed by Varsity or the performance or consummation of the transactions contemplated hereby or thereby, except for those which have been made or obtained and are in full force and effect.

(2)                                  All Governmental Authorizations have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  None of Varsity, the Parent, the Company nor any Subsidiary of the Company has received any written notice or other written communications from any Governmental Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (ii) any other limitations on the conduct of business by Varsity, the Parent, the Company or any Subsidiary of the Company, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8D.                             No Violation or Default.  None of Varsity, the Parent, the Company, nor any Subsidiary of the Company is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect.  Without limiting the generality of the foregoing, none of Varsity, the Parent, the Company nor any Subsidiary of the Company (A) has violated any applicable Environmental Laws, (B) has any liability under any applicable Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce applicable Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

8E.                               Litigation.  Except as set forth in Schedule 8E, no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or threatened against Varsity, the Parent, the Company or any Subsidiary of the Company at law or in equity in any court or before any other Governmental Authority which (i) could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by Varsity, the Parent, the Company or any Subsidiary of the Company of the Transaction Documents or the transactions contemplated thereby.

8F.                               Title; Possession Under Leases.  All real property owned or leased by Varsity, the Parent, the Company or any Subsidiary of the Company is described in Schedule 8F.  Varsity, the Parent, the Company and each Subsidiary of the Company own and have good and marketable title or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Purchasers (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Varsity, the Parent, the Company or any Subsidiary of the Company, as applicable, since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement).  Such assets and properties are subject to no Lien, except for Permitted Liens.  The Parent, the Company and any Subsidiary of the Company has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.

8G.                             Financial Statements.  The Financial Statements of Varsity, the Company and each Subsidiary of the Company which have been delivered to each Purchaser, including those described on Schedule 8G attached hereto, (i) are in accordance with the books and records of Varsity, the Company or such Subsidiary, as applicable, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP subject in the case of unaudited Financial Statements only to normal year-end audit adjustments and the absence of footnotes; and (iii) fairly present in all material respects the financial conditions and results of operations of Varsity, the Company and the Subsidiaries of the Company, as applicable, as of the date thereof and for the period covered thereby.  None of Varsity, the Company nor the Subsidiaries of the Company have any Contingent Obligations, liability for taxes or other outstanding obligations (including obligations in respect of off-balance sheet transactions) which, in any such case, are material in the aggregate, except as disclosed in the audited Financial Statements dated December 31, 2002, furnished by the Company to the Purchasers prior to the date hereof.

8H.                             No Agreements to Sell Assets; Etc.  None of Varsity, the Parent, the Company nor any Subsidiary of the Company has any legal obligation, absolute or contingent, to any Person to sell the assets of Varsity, the Company or any of its Subsidiaries (except as permitted by Paragraph 6D), or to effect any merger, consolidation or other reorganization of Varsity, the Company or any of its Subsidiaries (except as permitted by Paragraph 6E) or to enter into any agreement with respect thereto.

8I.                                  Employee Benefit Plans.

(1)                                  Based upon the latest valuation of each Pension Plan (if any) that Varsity, the Company or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Plan.  Neither Varsity nor the Company has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage could reasonably be expected to have a Material Adverse Effect.

(2)                                  Except as could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (A) each Employee Benefit Plan complies, in both form and operation, in all respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such Plan which would result in the incurrence by Varsity, the Company or any ERISA Affiliate of any liability, fine or penalty; (B) each Employee Benefit Plan, related trust agreement, arrangement and commitment of Varsity, the Company or any ERISA Affiliate is legally valid and binding and in full force and effect; (C) no Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit; (D) none of Varsity, the Company and the ERISA Affiliates nor any fiduciary of any Employee Benefit Plan has engaged in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and (E) none of Varsity, the Company nor any Subsidiary of either Varsity or the Company maintains a Foreign Plan.

(3)                                  Except as set forth on Schedule 8I, none of Varsity, the Company and the ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan.  Except as would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (A) none of Varsity, the Company and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA and (B) none of Varsity, the Company and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(4)                                  The representation in the next following sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Paragraph 9B.  The execution and delivery of this Agreement and the issuance and sale of the Subordinated Notes and the Warrants will be exempt from, or will not constitute a transaction which is subject to, the prohibitions of Section 406 of ERISA and will not constitute a transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

8J.                               Regulatory Status.  Neither the Parent, the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to issue the Securities or otherwise incur Indebtedness.  Neither the offer nor sale of the Securities hereunder or the use of the proceeds thereof will violate the Anti-Terrorism Order, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

8K.                             Patents and Other Rights.  Varsity, the Parent, the Company and the Subsidiaries of the Company own, license or otherwise have the full right to use, under validly existing agreements, all material patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to own, license or otherwise have the full right to use could not reasonably be expected to result in a Material Adverse Effect.  Each of the patents, trademarks, trade names, service marks and copyrights owned by Varsity, the Parent, the Company or any Subsidiary of the Company which is registered with any Governmental Authority is set forth on Schedule 8L.

8L.                              Governmental Charges.  Varsity, the Parent, the Company and the Subsidiaries of the Company have filed or caused to be filed all federal tax returns, tax returns in all states where they are respectively required to do so and all other material tax returns which in each case are required to be filed by them.  Varsity, the Parent, the Company and the Subsidiaries of the Company have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been established.

8M.                           Offering of Securities.  Neither Varsity, the Parent, the Company, any Subsidiary nor any agent acting on its behalf has, directly or indirectly, offered the Securities or any similar security for sale to, or solicited any offers to buy the Securities or any similar security from, or otherwise approached or negotiated with respect thereto with, any Person other than a QUIB, and neither Varsity, the Parent, the Company, any Subsidiary nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Securities to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.  Without limiting the foregoing, the sale of the Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.  In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by the Company, Varsity, the Parent or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  The Purchasers are the only purchasers of the Securities.  No similar securities have been issued and sold by the Company or the Parent within the six-month period immediately prior to the date hereof.  Each of the Company and the Parent agree that neither it, nor anyone acting on behalf of it, will offer or sell the Securities, or any similar securities, in the future if such offer or sale might bring the issuance and sale of the Securities to any Purchaser hereunder within the provisions of Section 5 of the Securities Act.

8N.                             Use of Proceeds.  Neither Varsity, the Parent, the Company nor any Subsidiary owns or has any present intention of acquiring any Margin Stock.  The proceeds of sale of the Securities will be used to pay a portion of the consideration for the Merger with Varsity and related fees, costs and expenses.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U.  Neither the Parent, the Company nor Varsity is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither the Parent, the Company, Varsity nor any agent acting on its behalf has taken any action which might cause this Agreement or the Subordinated Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8O.                            Solvency.  Varsity, the Parent, the Company and each of the Subsidiaries of the Company is Solvent and, after the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby and of the Merger, will be Solvent.

8P.                              Labor Matters.  There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Varsity, the Parent, the Company or any Subsidiary of the Company is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of the Company, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

8Q.                            Burdensome Contractual Obligations, Etc.  None of Varsity, the Parent, the Company or any Subsidiaries of the Company nor any of their properties are subject to any Contractual Obligation or Requirement of Law which is reasonably likely to have a Material Adverse Effect.

8R.                             No Material Adverse Effect.  No event has occurred and no condition exists which is reasonably likely to have a Material Adverse Effect.

8S.                              Brokerage Commissions.  Except as set forth in Schedule 8S hereto, no Person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the transactions contemplated by this Agreement as a result of any agreement entered into by the Company, any Subsidiary of the Company, the Parent or Varsity.  No brokerage or other fee, commission or compensation is to be paid by the Purchasers with respect to the transactions contemplated hereby as a result of any agreement entered into by the Parent, the Company or Varsity, and the Company agrees to indemnify each Purchaser against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney’s fees incurred by such Purchaser in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

8T.                              Insurance Policies.  Schedule 8T sets forth a true and complete listing of all insurance maintained by Varsity, the Parent, the Company and the Subsidiaries of the Company as of the Closing Date.  Such insurance has not been terminated, unless, if terminated, replaced with insurance substantially similar in coverage and not materially less in amount, and is in full force and effect, and Varsity, the Parent, the Company and each of the Subsidiaries of the Company have taken all actions required to be taken as of the date of this Agreement to keep unimpaired its rights under all material insurance policies, in all material respects.

8U.                              Agreements with Affiliates and Other Agreements.  Except as disclosed on Schedule 8U, neither Varsity, the Company nor any of its Subsidiaries has entered into and, as of the Closing Date does not contemplate entering into, any material agreement or contract with any Affiliate of Varsity or the Company except upon terms at least as favorable to Varsity, the Company or such Subsidiary as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances.  None of Varsity, the Company nor any Subsidiaries of the Company is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could reasonably be expected to have a Material Adverse Effect.

8V.                             Rule 144A.  The Subordinated Notes are not of the same class as securities of the Company, and the Equity Interests are not of the same class as securities of the Parent, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8W.                         Disclosure.  The Transaction Documents and the other certificates, statements and information (excluding projections) furnished by the Parent, the Company and the Subsidiaries of the Company to the Purchasers in connection with the Transaction Documents (and the Assumption Agreement and the other certificates, statements, information (excluding projections) furnished by Varsity in connection with the Merger) and the transactions contemplated thereby, taken as a whole, are true, complete and correct in all material respects, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All projections furnished by Varsity, the Parent, the Company or any Subsidiary of the Company to the Purchasers in connection with the Transaction Documents, the transactions contemplated thereby and the Merger have been based upon reasonable assumptions and represent, as of their respective dates of presentations, Varsity’s, the Parent’s, the Company’s or the Company’s Subsidiaries’, as applicable, best estimates of the future performance of Varsity, the Parent, the Company or the Subsidiaries of the Company, as applicable.

9.                                      REPRESENTATIONS AND AGREEMENT OF EACH PURCHASER.  Each Purchaser represents as follows:

9A.                             Nature of Purchase.  Such Purchaser represents that it is purchasing the Securities to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to each Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of each Purchaser’s property being at all times within its control.  Such Purchaser further represents that it (1) is knowledgeable, sophisticated and experienced in business and financial matters; (2) has previously invested in securities similar to the Securities and fully understands the limitations on transfer described in Paragraph 9A hereof and the restrictions on sales and other dispositions in this Agreement and any other documents related to the transactions governed by this Agreement; (3) is able to bear the economic risk of its investment in the Securities and is currently able to afford the complete loss of such investment; (4) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act; (5) has been afforded access to information about the Company, Varsity and the Parent and the financial condition, results of operations, business, property, management and prospects of the Company, Varsity and the Parent sufficient to enable it to evaluate its investment in the Securities; (6) did not employ any broker or finder in connection with the transactions contemplated in this Agreement; (7) understands that: (a)the Securities have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act; and (b)the Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act; and (8) further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.  Each Purchaser acknowledges that it has conducted its own analysis of the Company’s, Varsity’s and the Parent’s financial condition and other foregoing factors in determining to make an investment in the Securities.  Additionally, each Purchaser acknowledges that it is a resident of the State contained in its address on the first page of this Agreement.  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.”

In addition, each Purchaser agrees that it shall not offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber any of the Securities except (a)pursuant to an effective registration statement under the Securities Act and the rules and regulations promulgated thereunder and in compliance with any applicable state securities law, or (b) pursuant to an applicable exemption therefrom.

9B.                             Source of Funds.  At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Securities to be purchased by such Purchaser hereunder:

(1)                                  the Source is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(2)                                  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) and the conditions of Section 3 of PTE 90-1 are satisfied, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and the conditions of Section 3 of PTE 91-38 are satisfied and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (2), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(3)                                  (i) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE-84-14 (issued March 13, 1984) (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), (ii) no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (iii) the conditions of Part I (c) and (g) of the QPAM Exemption are satisfied, (iv) neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (v) the identity of such QPAM and the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (3); or

(4)                                  the Source is a governmental plan; or

(5)                                  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (5) prior to the Closing Date or any subsequent transfer as applicable; or

(6)                                  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

If any Purchaser or any prospective transferee of a Subordinated Note identifies a plan pursuant to paragraphs (2), (3) or (5) above, the Company shall deliver a certificate on the Closing Date, with respect to such Purchaser and on or prior to the date of any transfer of any Subordinated Note, with respect to any prospective transferee, which certificate shall state (x) whether it is a party in interest or a “disqualified person” (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (2) or (5) above, or (y) with respect to any plan, identified pursuant to paragraph (3) above, whether it or any “affiliate” (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (3) above or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified plans.

As used in this Paragraph 9B, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.                               SUBORDINATION.  The Subordinated Debt shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness Liabilities, whether now outstanding or hereafter incurred:

10A.                      Bankruptcy, Etc.  In the event of any insolvency or bankruptcy proceedings relative to the Company, or any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, or any proceedings for voluntary liquidation, dissolution or other winding-up of the Company whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness Liabilities shall be entitled to receive payment in full of all Senior Indebtedness Liabilities before the holders of the Subordinated Debt are entitled to receive any payment in respect of the Subordinated Debt (except (1) payment in the form of Restructure Securities, and (2) PIK Payments) and to that end the holders of Senior Indebtedness Liabilities shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property (including securities), which may be payable or deliverable in any such proceedings in respect of the Subordinated Debt (other than Restructure Securities and PIK Payments).

10B.                      Senior Payment Default/Payment Block.  Upon the happening of any Senior Payment Default and the giving of written notice thereof by the Administrative Agent to the holders of the Subordinated Debt and the Company, neither the Company nor any Guarantor shall be permitted to make and the holders of the Subordinated Debt shall not be entitled to receive any payment on account thereof (other than Restructure Securities and PIK Payments) during the period beginning on the date such Senior Payment Default shall occur and ending upon the date such Senior Payment Default has been waived in writing or the Administrative Agent has informed the Company or any holder of the Subordinated Debt that such Senior Payment Default has been cured or ceases to exist.  Upon the expiration of any period during which payments to the holders of Subordinated Debt were withheld pursuant to this Paragraph 10B, the Company shall immediately make all payments to the holders of Subordinated Debt so withheld.

10C.                      Senior Non-Payment Default/Payment Block.  Upon the happening of any Senior Non-Payment Default and the giving of written notice thereof by the Administrative Agent to the holders of the Subordinated Debt and the Company (the date on which both such conditions have been satisfied being herein referred to as a “Non-Payment Default Blockage Commencement Date”), then neither the Company nor any Guarantor shall be permitted to make and the holders of the Subordinated Debt shall not be entitled to receive any payment on account thereof (other than Restructure Securities and PIK Payments) during the period beginning on the Non-Payment Default Blockage Commencement Date and ending upon the earliest of (1) the 180th day from and including the Non-Payment Default Blockage Commencement Date, (2) the date such Senior Non-Payment Default has been waived in writing or the Administrative Agent has informed the Company or any holder of the Subordinated Debt that such Senior Non-Payment Payment Default has been cured or ceases to exist and (3) the date on which written notice of termination of the blockage period hereunder is given by the Administrative Agent to the Company or the holders of Subordinated Debt; provided, however, that (a) no more than three (3) blockage periods under this Paragraph 10C may occur during the first five (5) years of the term of this Agreement , and no more than two (2) blockage periods under this Paragraph 10C may occur during the remaining term of this Agreement (b) blockage periods under this Paragraph 10C shall not be in effect in the aggregate for more than 180 days during any period of 360 consecutive days, (c) no Senior Non-Payment Default existing on any Non-Payment Default Blockage Commencement Date may be used as a basis for any subsequent blockage period unless it is cured for a period of 95 consecutive days and subsequently recurs, and (d) there must be a period of at least 95 consecutive days between the end of any such blockage period and the commencement of any other such blockage period.  Upon the expiration of any period during which payments to the holders of Subordinated Debt were withheld pursuant to this Paragraph 10C, but subject to the provisions of Paragraph 10B above, the Company shall immediately make all payments to the holders of Subordinated Debt so withheld.

10D.                      Turnover.  In the event that any holder of Subordinated Debt shall obtain any cash or other assets of the Company or any Guarantor whether by voluntary action of the Company or such Guarantor, as a result of any administrative, legal or equitable action, or otherwise, in violation of the provisions of this Agreement, such holder of Subordinated Debt shall pay, deliver and assign to the Administrative Agent such cash or assets for application to the Senior Indebtedness Liabilities within fifteen (15) Business Days of receipt of notice of such violation.

10E.                        Company Notice of Default.  The Company will give prompt written notice to the holders of Subordinated Debt of any default under any Senior Indebtedness Liabilities and, in the event of any default, shall provide to the holders of the Subordinated Debt the names and addresses of the holders of the Senior Indebtedness Liabilities, and the name and address of any agent acting on their behalf.

10F.                        Limitation on Amendments.  The Company and the holders of Subordinated Debt will not amend, supplement, alter, waive or otherwise modify any of the terms or provisions of this Agreement or the Subordinated Notes without the prior written consent of the Requisite Senior Lenders if the effect or result of any such amendment, supplement, alteration, waiver or other modification is (1) to advance the date of any required prepayment or repayment of any Subordinated Debt or any interest payment or any other payment related thereto, (2) to increase the interest rate or default rate payable in connection with the Subordinated Debt or to amend the definition of Make-Whole Amount, Change of Control Prepayment Premium or ECF Prepayment Premium to increase the amount payable in connection with the Subordinated Debt, (3) to increase the maximum principal amount of Subordinated Debt (other than in connection with capitalization of interest), (4) to make more restrictive on the Company any Event of Default or any covenants contained in this Agreement or to add any Event of Default or covenant of the Company, except as contemplated by Paragraph 5K hereof, (5) to amend any term or provision of this Paragraph 10 (or any related defined terms) to make the subordination terms hereof less onerous on the holders of the Subordinated Notes, or (6) to provide for the Subordinated Debt to be secured by any assets of the Company or its Subsidiaries.

10G.                      No Impairment of Senior Rights.  No right of any present or future holder of any Senior Indebtedness Liabilities of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act on the part of the holders of any Senior Indebtedness Liabilities or the Company, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness Liabilities may have or be otherwise charged with.

10H.                      No Impairment of Subordinated Rights.  The provisions hereof are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness Liabilities, on the one hand, and the holders of the Subordinated Debt, on the other hand, and nothing herein shall impair, as between the Company and the holders of the Subordinated Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Subordinated Debt the entire amount thereof in accordance with the terms of the Subordinated Notes and this Agreement, nor shall anything herein prevent the holder of any Subordinated Debt from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Subordinated Notes upon default under this Agreement or the Subordinated Notes, subject to the terms of this Paragraph 10 and the rights, if any, of holders of Senior Indebtedness Liabilities as herein provided.  Without limiting the foregoing, the failure by the Company to make any payment required under the terms of this Agreement due to the provisions of Paragraph 10 hereof shall not be construed as prohibiting or otherwise preventing the occurrence of a Default or Event of Default.

10I.                           Subrogation.  Upon payment in full of the Senior Indebtedness Liabilities, in the event cash or other assets otherwise payable to the holders of Subordinated Debt shall have in fact been applied pursuant to this Agreement to the Senior Indebtedness Liabilities (including in the event of any turnover of cash or other assets pursuant to Paragraph 10D), then the holders of the Subordinated Debt shall be subrogated to the rights of the holders of the Senior Indebtedness Liabilities to receive payments or distributions of assets made on or in respect of Senior Indebtedness Liabilities until all amounts constituting Subordinated Debt and all other amounts payable to the holders of the Subordinated Debt shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness Liabilities of any cash to which the holders of the Subordinated Debt would be entitled shall, as between the Company, its creditors (other than the holders of Senior Indebtedness Liabilities) and the holders of the Subordinated Debt, be deemed to be a payment by the Company to or on account of Senior Indebtedness Liabilities.

10J.                        Acknowledgment of Subordination.  By its acceptance of any Subordinated Note, each holder of the Subordinated Debt evidenced thereby acknowledges and agrees that the holders of Senior Indebtedness Liabilities have relied on the terms and provisions of this Paragraph 10 in making the extensions of credit, including by the Senior Lenders under the Senior Credit Agreement and shall continue to rely on such terms and provisions in making extensions of credit from time to time, including pursuant to the Senior Credit Agreement, and the provisions of this Paragraph 10 are for the benefit of and may be enforced by or on behalf or the holders of the Senior Indebtedness Liabilities and their representatives.  No holder of Subordinated Debt may receive payment arising from exercise of any recission rights which it may have with respect to any Subordinated Debt or pursuant to any sale of Subordinated Notes to the Parent, the Company or any of their Subsidiaries or to a Person known by such holder to be the owner of more than 51% of the common stock of the Parent, without in each case the prior written consent of the Requisite Senior Lenders.

10K.                      Notices Under Paragraph 10.  All written communications provided for under this Paragraph 10 shall be sent by first class mail, nationwide overnight delivery service (with charges prepaid) or facsimile and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Administrative Agent in writing, (ii) if to any other holder of any Subordinated Note, addressed to such other holder at such address as such other holder shall have specified to the Administrative Agent in writing or, if any such other holder shall not have so specified an address to the Administrative Agent, then addressed to such other holder in care of the Company at the Company’s address for notice in the Senior Credit Agreement (and the Company hereby agrees to promptly forward any such notice so received to the intended recipient using the last known address for such recipient in the Company’s records, but its failure to do so shall not affect the validity of the notice given by the Administrative Agent to such holder) and (iii) if to the Administrative Agent, addressed to it at 333 S. Grand Avenue, Ninth Floor, Los Angeles, California 90071, Attention:  Alex Kim, or at such other address as the Administrative Agent shall have specified for itself to the Purchasers in writing.  Upon request by the Administrative Agent or any holder of Subordinated Notes, the Company shall promptly provide a list each holder of Subordinated Notes including the last known address for such holder.

10L.                       Reinstatement.  Each holder of Subordinated Debt agrees that the provisions of this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Senior Indebtedness Liabilities is rescinded or must otherwise be restored by any holder of Senior Indebtedness Liabilities by court order, following the insolvency, bankruptcy or reorganization of the Company, as though such payment had not been made.

11.                               DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in Paragraph 11A (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in Paragraph 11B.

11A.                      Terms.

“Administrative Agent” shall mean Wells Fargo Bank, National Association, as Administrative Agent under the Senior Credit Agreement, and any successor Administrative Agent thereunder.

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person.  A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Order” shall mean Executive Order No. 13,224 66 Fed Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Asset Sale” shall mean the sale for cash of all or substantially all of the assets of the Company and its Subsidiaries to a Person or Persons (other than any Affiliate of the Company) in the same transaction or series of related transactions.

“Assumption Agreement” shall mean that certain Assumption Agreement, dated as of the Closing Date, by and between VB and Varsity.

“Average Total Funded Debt” shall mean, with respect to any Person, on the last day of any fiscal quarter, the sum of (i) in the case of the Company, the average amount of revolving loans outstanding under the Senior Credit Agreement on the last day of each month during the twelve month period ending on such date and (ii) all other Total Funded Debt of such Person (to the extent not already calculated in clause (i) hereof) outstanding on such day; provided that any calculation of “Average Total Funded Debt” shall utilize the face principal amount of the Subordinated Notes without giving effect to any original issue discount.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

“Bankruptcy Law” shall have the meaning specified in clause (8) of Paragraph 7A hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

“Called Principal” shall mean the principal amount of any Subordinated Note that is prepaid in accordance with Paragraph 4B or Paragraph 4E hereof or has become or is declared to be immediately due and payable pursuant to Paragraph 7 hereof.

“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person that is required by GAAP to be classified and accounted for as a non-current asset on such Person’s balance sheet, and the amount of such asset shall be determined in accordance with GAAP.

“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets (including renewals, improvements and replacements, but excluding repairs in the ordinary course) computed in accordance with GAAP.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Equivalents” shall mean:

(a)                                  direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)                                 certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof, provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(c)                                  open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(d)                                 any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof, provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations; and

(e)                                  shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

“Change of Control” shall mean:

(a)                                  prior to a Qualified Public Offering, either (i) the failure by Leonard Green & Partners, L.P. or any of its controlled Affiliates to own, directly or indirectly, at least a majority of the outstanding Voting Stock of the Parent or (ii) any “person” or “group” (within the meaning of the Exchange Act) has the ability by contract or otherwise to control directly or indirectly the Company or the Parent;

(b)                               from and after a Qualified Public Offering, either (i) the failure by Leonard Green & Partners, L.P. or any of its controlled Affiliates to own, directly or indirectly, at least 25% of the outstanding Voting Stock of the Parent or (ii) any “person” or “group” (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), shall become, or obtain rights to become, the “beneficial owner” (as defined in the Exchange Act) directly or indirectly, of a greater percentage of the Voting Stock of the Parent than the percentage of Voting Stock of the Parent beneficially owned by Leonard Green & Partners L.P. or any of its controlled Affiliates; or

(c)                                  the Parent shall fail to own directly or indirectly 100% of the common stock of the Company.

“Change of Control Prepayment Premium” shall mean as to the Called Principal of any Subordinated Note that is prepaid in accordance with Paragraph 4E hereof, the amount computed by multiplying such Called Principal by 1%.

“Closing Date” shall have the meaning given in Paragraph 2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Parent’s voting Common Stock, par value $0.01 per share.

“Company” shall mean, prior to the consummation of the Merger, VB, and from and after the consummation of the Merger, Varsity, as the surviving entity resulting from the Merger.

“Conditions to Merger” shall mean, in the aggregate, each of the following conditions:

(a)                                  there shall not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the Merger in the manner contemplated by the Merger Documents, or (ii) any pending or threatened action, suit, investigation or proceeding which, in the Required Holder(s)’ reasonable judgment, is expected to materially and adversely affect the Company and its Subsidiaries, taken as a whole, or the ability of VB or Varsity to consummate the Merger in the manner contemplated by the Merger Documents, or the ability of the Company and its Subsidiaries to perform their respective material obligations under the Transaction Documents or the ability of the holders of Securities to exercise their rights thereunder which has previously been disclosed to the holders of Securities (it being expressly understood and agreed that the mere filing of litigation or mere existence of litigation by or on behalf of Varsity stockholders or any other Person that challenges or otherwise seeks damages with respect to the transactions contemplated by the Merger Agreement shall not in and of itself be deemed to have such an effect);

(b)                                 the conditions to the closing of the Merger, as set forth in Article IX of the Merger Agreement, shall have been satisfied or waived, which waiver shall have been approved by the Required Holder(s) in their reasonable judgment, and no event or circumstance known to the Company or Varsity exists that would prevent or reduce the likelihood of the consummation of the Merger on the Closing Date, all as evidenced by a certificate executed by a Responsible Officer of each of the Company and Varsity;

(c)                                  any amendments to the Merger Agreement (other than immaterial amendments) entered into after the date such Merger Agreement was originally executed shall have been consented to by the Required Holder(s) in their reasonable judgment, and there shall not exist on the Closing Date any contemplated amendments (other than immaterial amendments) which have not been consented to by the Required Holder(s);

(d)                                 the holders of not more than 15% of the aggregate number of shares of Varsity’s common stock outstanding as of the record date of the stockholders meeting to approve the Merger shall have demanded, or are expected to demand, purchase of their shares in accordance with the provisions of Section 262 of the Delaware General Corporation Law (“Dissenting Shares”);

(e)                                  (i) the Company shall have purchased or called for redemption all of Varsity’s outstanding 10.5% senior notes due 2007 (the “Senior Notes”) on terms and conditions satisfactory to the Required Holder(s), (ii) an amendment to the indenture relating to the Senior Notes in form and substance reasonably satisfactory to the Required Holder(s) shall have been approved by the requisite percentage of holders of the Senior Notes and (iii) with respect to any Senior Notes called for redemption, the Company shall have delivered to the trustee of the applicable indenture cash in an amount equal to the redemption price of such notes plus any applicable premiums, interest and fees;

(f)                                    (i) the holder of Varsity’s 4.10% convertible subordinated note (the “Convertible Note”) shall have irrevocably agreed, pursuant to previous agreement or otherwise, to automatically convert all outstanding principal of and interest on the Convertible Note into shares of Varsity’s common stock at a conversion price not in excess of $4.42 per share immediately prior to the effective time of the Merger or (ii) the Company shall have repaid in full all outstanding principal of and interest on the Convertible Note;

(g)                                 the Company shall have received not less than $47,600,000, of which not less than $46,000,000 shall have been paid in cash, from the Parent and executive officers of Varsity as consideration for the issuance of the Company’s capital stock to such Persons;

(h)                                 all governmental, shareholder and third party consents (including Hart-Scott Rodino clearance) and approvals necessary in connection with the

Merger and the other transactions contemplated by the Merger Documents shall have been obtained; all such consents and approvals shall be in force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could, in the reasonable judgment of the Required Holder(s), be expected to restrain, prevent or impose any material adverse conditions on the Merger or such other transactions, and no law or regulation shall be applicable which in the reasonable judgment of Required Holder(s) could have such effect;

(i)                                     the Required Holder(s) shall have received written certification as to the financial condition and solvency of the Company and its subsidiaries (after giving effect to the Merger and the incurrence of indebtedness related thereto) from a Responsible Officer of Varsity;

(j)                                     each holder of a Note shall have received a Guaranty Agreement of each domestic Subsidiary of Varsity, duly executed by each such domestic Subsidiary in the form of Exhibit F hereto (as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, herein called the “Subsidiary Guaranty”); and

(k)                                  each holder of a Security shall have received each of the following:

(i)                                     the certificate of incorporation of Varsity, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware;

(ii)                                  a certificate of the Secretary or an Assistant Secretary of Varsity, dated the Closing Date, certifying that (A) attached thereto is a true and correct copy of the bylaws of Varsity as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors of Varsity and continuing in effect, which authorize the execution, delivery and performance by Varsity of the Merger Documents executed or to be executed by Varsity and the consummation of Merger contemplated thereby; and (C) there are no proceedings for the dissolution or liquidation of Varsity;

(iii)                               a certificate of the Secretary or an Assistant Secretary of Varsity, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Varsity authorized to execute, deliver and perform the Merger Agreement, the other Merger Documents and all other documents, instruments or agreements related thereto executed or to be executed by Varsity; and

(iv)                              certificates of good standing (or comparable certificates) for Varsity, certified as of a recent date prior to the Closing Date by the

Secretaries of State (or comparable official) of each state in which Varsity is qualified to do business.

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.  The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its Property is bound.

“Control Event” shall mean:

(a)                                  the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control,

(b)                                 the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control, or

(c)                                  the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the Closing Date ) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) to the holders of the stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change of Control.

“Controlled Group” shall mean the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

“Default” shall mean any of the events specified in Paragraph 7A hereof, whether or not any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean a rate per annum equal to the greater of (a) 15.75%, and (b) 2% over the rate publicly announced by The Bank of New York (or its successors) from time to time as its prime rate.

“Distributions” shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Parent, the Company or any Subsidiary of the Company or of any warrants, options or other rights to acquire the same, but excluding dividends payable solely in shares of, or by accretion to the liquidation value or preference of, Qualified Stock of the Parent.

“Disqualified Stock” shall mean any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to the date on which the Subordinated Notes mature.  Notwithstanding the preceding sentence, any capital stock that would constitute Disqualified Stock solely because the holders of the capital stock have the right to require the issuers thereof to repurchase such capital stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such capital stock provide that the Issuers may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the terms of the Senior Credit Agreement.

“EBITDA” shall mean, for any period, the sum of the following items of the Company and its Subsidiaries, determined on a consolidated basis: (a) Net Income after tax for such period, (b) Interest Expense for such period, (c) management fees paid to Leonard Green & Partners, L.P. or its Affiliates during such period, (d) depreciation and amortization for such period, (e) all other non-cash expenses (minus non-cash gains) for such period, (f) income tax expense for such period, (g) all extraordinary losses (minus any extraordinary gains), (h) expenses incurred in connection with the closing of this Agreement, the Merger and the transactions contemplated hereby and thereby, (i) management or employee retention payments made under newly created compensation plans created after the Closing Date in an aggregate amount which does not exceed $1,000,000 in any fiscal year or $4,000,000 in the aggregate, (j) retention bonuses approved by the Board of Directors of the Company prior to the Closing Date other than the retention bonus described in clause (i) above in an amount which does not exceed $415,000 in the aggregate and (k) non-recurring costs set forth in Schedule II (to the extent applicable to such period), in each instance to the extent deducted in the determination of Net Income after tax and in each case as determined in accordance with GAAP.

“ECF Prepayment Premium” shall mean as to the Called Principal of any Subordinated Note that is prepaid in accordance with Paragraph 4B(3) hereof, the amount computed by multiplying such Called Principal by 2%.

“Employee Benefit Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys’ fees and reasonable consultants’ fees, that are incurred at any time as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by the Company or any of its Subsidiaries or migrating or threatening to migrate to or from any such real property, or arising from any investigation, proceeding or remediation of any location at which the Company, any of its Subsidiaries or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or arising in any manner whatsoever out of any violation of applicable Environmental Laws by the Company or any of its Subsidiaries.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to environmental, health and safety matters, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Documents” shall mean the Equity Interests and the Stockholders Agreement.

“Equity Interests” shall have the meaning given in Paragraph 1B hereof.

“Equity Investor” shall mean Green Equity Investors IV, L.P., a Delaware limited partnership.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of Section 414(c) of the Code.

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Event of Default” shall mean any of the events specified in Paragraph 7A hereof, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Credit Facility” shall mean that certain Second Amended and Restated Loan, Guaranty and Security Agreement, dated as of July 23, 2001, among the financial institutions named therein, as the lenders, Bank of America, N.A., as the agent, Riddell Sports Inc., as the Parent Guarantor, and Varsity Spirit Corporation, Varsity Spirit

Fashions & Supplies, Inc., Varsity USA, Inc., Varsity/Intropa Tours, Inc., and International Logos, Inc., collectively, as the borrower.

“Existing Letters of Credit” shall mean each of the following letters of credit:

Beneficiary: Northwest Airlines
Applicant: Varsity Spirit Corporation
Amount $10,000
Expiration Date: June 7, 2004

Beneficiary: Continental Airlines
Applicant: Varsity Spirit Fashions and Supplies
Amount $20,000
Expiration Date: August 5, 2004.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income, retained earnings, shareholders’ equity or partners’ capital and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements, all prepared in reasonable detail and in accordance with GAAP.

“Fixed Charge Coverage Ratio” shall mean, at any date of determination and subject to the terms of Paragraph 11C below, the ratio of (a) EBITDA of the Company and its Subsidiaries on a consolidated basis for the most recent four consecutive fiscal quarters of the Company ending prior to such date of determination minus the amount of Capital Expenditures made in cash by the Company and its Subsidiaries during such period to (b) Fixed Charges for such period; provided, that for purposes of Paragraph 6A, if the Fixed Charge Coverage Ratio is being calculated in connection with the incurrence of (or other liability as to) any Indebtedness such ratio shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period; provided, further, that all pro forma calculations shall be determined reasonably by a responsible financial officer of the Company, which determination if so requested by the Required Holder(s) shall be confirmed by the Company’s independent accountants; and provided, further, that each determination of the Fixed Charge Coverage Ratio shall be determined without taking into account as interest the original issue discount on the Subordinated Notes.

“Fixed Charges” shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following items, to the extent actually paid in cash during such period: (a) Interest Expense for such period (such amount to be annualized during the first three fiscal quarters of this Agreement), (b) scheduled payments of principal, to the extent paid during such period, other than payments of principal amounts of the revolving loans under the Senior Credit Agreement on the maturity date therefor as set forth in the Senior Credit Agreement as in effect on the Closing Date provided, however, that for the first four four-quarter periods following the Closing Date, the annualized amount of scheduled payments of principal shall be deemed to be $3,225,000 and (c) the portion of payments, other than optional payments, made under Capital Leases that should be treated as payment of principal in accordance with GAAP.

“Foreign Plan” shall mean any defined benefit plan as defined in Section 3(35) of ERISA maintained by the Company or any of its Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Subsidiary” shall mean any Subsidiary other than a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied with the principles and practices used in the preparation of the Financial Statements referred to in the second sentence of Paragraph 8G(1).

“Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the National Association of Insurance Commissioners, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization guidelines, policy or similar form of decision of any Governmental Authority.

“Guarantor” shall mean the Parent and each Subsidiary Guarantor.

“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.  The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any applicable Environmental Law.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Indebtedness” of any Person shall mean, without duplication:

(a)                                  all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations outstanding under the Senior Credit Agreement and all obligations to repurchase receivables and other assets sold with recourse);

(b)                                 all obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price);

(c)                                  all obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property);

(d)                                 all obligations of such Person as lessee under or with respect to Capital Leases;

(e)                                  all obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;

(f)                                    all net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;

(g)                                 all obligations arising in connection with the issuance of any letters of credit (provided, that for purposes of Paragraph 6A, this clause (g) shall be deemed to include only obligations arising in connection with reimbursement obligations for any drawn letters of credit);

(h)                               all Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (g) above; and

(i)                                     all obligations of other Persons of the types described in clauses (a) - (h) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

“Interest Expense” shall mean, for any period, the excess of (a) the sum of (i) interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus (ii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, amounts attributable to amortization of financing costs and (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received with respect to Rate Contracts.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in clause (h) of the definition of “Indebtedness” on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than the Company or any Subsidiary of the Company) which arose in the ordinary course of such Person’s business, or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership or other entity (other than a Subsidiary) in which the Company or a Subsidiary of the Company and one or more other Persons who are not Subsidiaries of the Company and who are not the Parent have ownership interests.  “Joint Venture” shall include any direct or indirect Subsidiary of the Company which Subsidiary is not Wholly-owned, either directly or indirectly, by the Company.

“Junior Preferred Stock” shall mean the Parent’s 14.00% Junior Cumulative Exchangeable Preferred Stock, liquidation preference of $1,000 per share.

“Lender Rate Contract(s)” shall mean one or more Rate Contracts in a notional amount not exceeding the Indebtedness evidenced by the Senior Credit Agreement between the Company and one or more of the lenders under the Senior Credit Agreement.

“Leverage Ratio” shall mean, as of each date of determination, the ratio of (i) Average Total Funded Debt as of the last day of the fiscal quarter most recently completed to (ii) EBITDA for the four fiscal quarter period measured in clause (i) above.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, or, or on such property or the income therefrom including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Liquidity Event” shall mean the occurrence of (i) a Change of Control or (ii) a Qualifying Public Offering of Stock, in both cases to the extent permitted in accordance with the terms of this Agreement and the other Note Documents.

“Long-Term Indebtedness” shall mean any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.  For purposes of determining the Long-Term Indebtedness of the Company and its Subsidiaries, Indebtedness of the Parent, the Company or any Subsidiary owed to the Company or any Subsidiary shall be excluded.

“Make-Whole Amount” shall mean as to the Called Principal of any Subordinated Note that is prepaid in accordance with Paragraph 4B or Paragraph 4E hereof or has become or is declared to be immediately due and payable pursuant to Paragraph 7 hereof, the amount computed by multiplying the percentage set forth below opposite the Settlement Date by such Called Principal:

Settlement Date	Make-Whole Amount

From the Closing Date to and including September 24, 2006	10.0%
From September 24, 2006 to and including September 24, 2007	8%
From September 24, 2007 to and including September 24, 2008	6%
From September 24, 2008 to and including September 24, 2009	4%
From September 24, 2009 to and including September 24, 2010	2%
Thereafter	0%

“Management Agreement” shall mean that certain Management Services Agreement dated as of September 24, 2003, by and among the Parent, the Company, Varsity Spirit Corporation, Varsity Spirit Fashions & Supplies, Inc., Varsity/Intropa Tours, Inc., Varsity USA, Inc. and Leonard Green & Partners, L.P.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean a material adverse effect on: (a) the business, assets, financial condition, operating performance or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to pay or perform any of its obligations under this Agreement or any other Note Document to which it is a party; (c) the rights and remedies of any holder of any Security under this Agreement or any other Note Document; or (d) the validity or enforceability this Agreement or any other Note Document.

“Merger” shall mean the merger of VB with and into Varsity pursuant to the Merger Agreement pursuant to which Varsity shall be the surviving corporation and a Wholly-owned Subsidiary of the Parent.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of April 21, 2003, among the Company, VB, Varsity Brands, Inc. and VBR Holding Corporation.

“Merger Documents” shall mean, collectively, the Merger Agreement and all other documents, instruments and agreements executed in connection therewith in order to effectuate the Merger, including the Assumption Agreement.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on the Company, the Parent or any Subsidiary of the Company that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien, (b) any such covenant that does not apply to Liens securing the Obligations, (c) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract, (d) any restriction related solely to the assets subject to a sale or other disposition permitted pursuant hereto imposed pursuant to an agreement entered into in connection with a sale or other disposition permitted pursuant hereto pending the closing of such sale or other disposition, (e) any restriction contained in the agreements governing any Permitted Indebtedness so long as such restriction does not affect or restrict in any way the ability of the Parent, the Company or any of the Company’s Subsidiaries to create any Liens in favor of the holders in the future.

“Net Income” shall mean with respect to any fiscal period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, consistently applied.

“Net Proceeds” shall mean:

(a)                                  with respect to any sale of any asset or property (other than the sale of inventory in the ordinary course of business) by any Person, the aggregate consideration received by such Person from such sale less the sum of (i) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person and (ii) the amount of any Indebtedness (other than Indebtedness constituting Senior Indebtedness Liabilities) which is secured by such asset and is required to be repaid or prepaid by such Person as a result of such sale; and

(b)                                 with respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such sale or issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person.

(c)                                  with respect to any issuance of Equity Securities by any Person, the aggregate consideration received by such Person from such issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person; provided, however, that for the purpose of this clause (c), an issuance of Equity Securities by the Parent, the Company or any Subsidiary of the Company shall not include any of the following:  (i) any cash contribution from (A) Leonard Green & Partners, L.P. or any of its Affiliates to the Parent, (B) the Parent to the Company or (C) any Subsidiary of the Company to any other Subsidiary of the Company or any issuance or sale of Equity Securities of any Subsidiary of the Company to the Company or any of the Company’s Subsidiaries; and (ii) any sale or issuance by the Parent or any Subsidiary of the Company to directors, officers or employees of the Parent, such Subsidiary of the Company or any other Subsidiary of the

Company of Equity Securities in the form of warrants, options or similar rights to acquire any other Equity Securities of such Subsidiary, or any sale or issuance of Equity Securities upon the exercise of any such warrants, options or similar rights; provided, that in each case of paragraphs (a) through (c) above, such proceeds shall be net of the amount of all taxes paid (or reasonably estimated to be payable) by the Parent, the Company and its Subsidiaries, as determined reasonably and in good faith by the chief financial officer of the Company.

“Non-Payment Default Blockage Commencement Date” shall have the meaning given in Paragraph 10C hereof.

“Note Documents” shall mean this Agreement, the Subordinated Notes, the Equity Documents, the Parent Guaranty, the Subsidiary Guaranty and all agreements, instruments and other documents delivered to the holders of the Subordinated Notes in connection therewith relating to the transactions evidenced thereby.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Company to any holder of Securities of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Transaction Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Company), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Company hereunder and thereunder.

“Officer’s Certificate” of any Person, shall mean a certificate signed in the name of such Person by its President, one of its Vice Presidents or its Treasurer.  Unless the context otherwise clearly requires, any reference to an “Officer’s Certificate” is a reference to an Officer’s Certificate of the Company.

“Parent” shall have the meaning given in the introductory paragraph hereof.

“Parent Guaranty” shall have the meaning given in Paragraph 3A(4) hereof.

“Participating Holder” shall mean each of (a) The Northwestern Mutual Life Insurance Company, its successors and assigns and each of the Affiliates of the foregoing, in each case so long as it holds any Security, (b) BancAmerica Capital Partners I, L.P., its successors and assigns and each of the Affiliates of the foregoing, in each case so long as it holds any Security, and, without duplication, (c) at any time of determination, any holder or holders of not less than 25% of the then aggregate outstanding principal amount of the Subordinated Notes.

“payment in full” or “paid in full” shall mean, with respect to payment to any holder of Senior Indebtedness Liabilities, (i) indefeasible payment in full in cash of all obligations (including principal, interest, fees and other any other costs) owing to such holder, (ii) satisfaction of all other obligations to such holder, including the final termination of all of such holder’s commitments to lend (other than contingent indemnity obligations to the extent no claim has been asserted), and (iii) cash-collateralization, cancellation or backing by standby letters of credit to the satisfaction of such holder (or, in the case of the Senior Lenders, the Administrative Agent or any other holder of Senior Indebtedness Liabilities, the representative thereof) of all outstanding letters of credit issued by such holder.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

“Pension Plan” shall mean any Employee Benefit Plan that is subject to Title IV of ERISA.

“Permitted Indebtedness” shall mean:

(a)                                  All Senior Lender Liabilities; provided that, for purposes of this definition of Permitted Indebtedness, the aggregate outstanding principal amount thereof may not exceed $90,000,000 exclusive of Lender Rate Contracts to the extent permitted under clause (c) below minus (i) all repayments and prepayments of any term loans thereunder, and (ii) the aggregate principal amount of all permanent reductions in revolving loan commitments pursuant to Section 2.07(c) (iii) and (v) of the Senior Credit Agreement (or any comparable provision);

(b)                                 Purchase Money Indebtedness and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (inclusive of premiums, fees and expenses); provided that the aggregate principal amount of such Purchase Money Indebtedness incurred after the date hereof shall not exceed $5,000,000 outstanding at any time;

(c)                                  Indebtedness under Lender Rate Contracts provided that (i) all such Lender Rate Contracts are entered into in connection with bona fide hedging operations and not for speculation and (ii) the aggregate notional principal amount under all such Lender Rate Contracts does not exceed the sum of (1) the outstanding aggregate principal amount of the Senior Indebtedness Liabilities and (2) the unused committed amount of Senior Indebtedness Liabilities;

(d)                                 other Indebtedness in aggregate principal amount outstanding at any one time not to exceed $10,000,000 and extensions, renewals, refinancings and replacements thereof; and

(e)                                  Indebtedness of any Transaction Party to any other Transaction Party.

“Permitted Liens” shall have the meaning given in Paragraph 6C hereof.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“PIK Payment” shall mean payments in the form of additional Subordinated Notes (or the increase of the principal amount of the Subordinated Notes) in lieu of cash payments that are in all respects subordinate and junior in right of payment, to at least the same extent as the Subordinated Debt, to the payment in full of all Senior Indebtedness Liabilities.

“Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proposed Prepayment Date” shall have the meaning given in Paragraph 4E(3) hereof.

“PTE” shall have the meaning given in Paragraph 9B(1) hereof.

“Public Offering of Stock” shall mean the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Parent’s common stock.

“Purchase Money Indebtedness” shall mean Indebtedness (i) incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 180 days before or after the purchase or construction of the capital asset) or (ii) of a Subsidiary acquired after the date hereof, which Indebtedness existed at the time of such acquisition and was not incurred in contemplation of such acquisition.

“Purchasers” shall have the meaning given in the introductory paragraph hereof.

“Qualified Stock” shall mean common stock which is not Disqualified Stock.

“Qualifying Public Offering of Stock” shall mean a Public Offering of Stock for the account of the Parent at a public offering price (before deduction of underwriters’ discounts and commissions) resulting in aggregate gross proceeds to the Parent of at least $20,000,000.

“QUIB” shall mean a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Related Party” shall mean (a) any officer or director of the Parent, the Company or any Subsidiary, (b) any Person directly or indirectly owning 10% or more of outstanding Common Stock or Preferred Stock, (c) any Person who is related by blood, adoption or marriage to any Person described in clause (a) or (b), or (d) any Affiliate of the Parent, the Company or any Affiliate of any Person described in clause (a), (b) or (c).

“Reportable Event” shall have the same meaning as in Section 4043 of ERISA.

“Required Holder(s)” shall mean (a) so long as any Subordinated Note is outstanding, the holder or holders of more than 50% of the aggregate principal amount of the Subordinated Notes from time to time outstanding and (b) if no Subordinated Notes are outstanding, the holder or holders of more than 50% of the aggregate amount of Equity Interests issued pursuant to this Agreement; provided, however, that so long as Bank of America Capital Investors L.P. has not sold its Notes, Required Holder(s) must include Bank of America Capital Investors L.P.

“Requirement of Law” applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requisite Senior Lenders” shall mean, at any time of determination, holders of at least a majority in principal amount of the Senior Indebtedness Liabilities then outstanding, or if no Senior Indebtedness Liabilities are then outstanding holders having at least a majority of the commitments under the Senior Credit Agreement to extend Senior Indebtedness Liabilities; provided, however, that so long as there are any Senior Lender Liabilities (or any commitments therefor) outstanding, Requisite Senior Lenders must include holders of a majority in principal amount (or, if applicable, amount of commitments) of the Senior Lender Liabilities.

“Responsible Officer” shall mean the president, chief financial officer, treasurer or assistant treasurer of the Company or any other Person authorized by the board of directors of the Company to act on behalf of the Company in respect of the Transaction Documents and notified in writing to the holders of Securities.  Any document or certificate hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.

“Restructure Securities” shall mean any of (a) shares of capital stock, and (b) debt obligations that are in all respects subordinate and junior in right of payment, to at least the same extent as the Subordinated Debt, to the payment in full of all Senior Indebtedness Liabilities.

“Sale and Leaseback” shall mean, with respect to any Person, the sale of Property owned by such Person (the “Seller”) to another Person (the “Buyer”), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security” shall mean, collectively, the Subordinated Notes and the Equity Interests.

“Senior Credit Agreement” shall mean that certain Credit Agreement dated as of the Closing Date by and among VB, each of the lenders party thereto and the Administrative Agent, as in effect on the Closing Date, or as amended, supplemented, refinanced or replaced from time to time in accordance with the terms of this Agreement.

“Senior Indebtedness Liabilities” shall mean all principal of, premium, if any, interest on (including any interest accruing subsequent to the commencement of any case or proceeding under the U.S. Bankruptcy Code whether of not such interest is an allowable claim under the U.S. Bankruptcy Code), all other amounts owing in respect of (i) all Senior Lender Liabilities, and (ii) all Indebtedness permitted to be incurred by the Company under Paragraph 6A (including guarantees thereof) by the Company and each of the Company’s Subsidiaries, including, without limitation, obligations to pay principal, premium, interest, reimbursement obligations under letters of credit, and all fees, costs, breakage costs, expenses and indemnities under which payments are obligated to be made by the Company or any of the Company’s Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness described in clause (ii) of this definition of Senior Indebtedness Liabilities shall not at any time exceed $105,000,000 minus the sum of (1) the aggregate principal amount of Senior Lender Liabilities at such time and (2) the unused committed amount of Senior Lender Liabilities at such time; and provided, further, that notwithstanding anything herein to the contrary, (W) in no event may any Indebtedness described in clause (e) of the definition of Permitted Indebtedness or any other Indebtedness held, directly or indirectly (by participation or otherwise), by the Parent, the Company or any of their respective Subsidiaries be deemed to constitute Senior Indebtedness Liabilities, (X) in no event may any Indebtedness incurred in violation of the terms of Paragraph 6A be deemed to constitute Senior Indebtedness Liabilities, (Y) if ever the principal amount of Senior Indebtedness Liabilities were claimed (notwithstanding the express provisions of this Agreement to the contrary) to exceed $105,000,000, then as between the “Senior Credit Agreement Lenders” (as defined below) and the “Other Senior Lenders” (as defined below) the Senior Lender

Liabilities shall be deemed to constitute Senior Indebtedness Liabilities before any Indebtedness of the Other Senior Lenders may be deemed to constitute Senior Indebtedness Liabilities (and each of the Other Senior Lenders agrees to be bound by this clause (Y) and acknowledges that (1) the effect of this Clause (Y) may be to cause Indebtedness which it believes to constitute Senior Indebtedness Liabilities to be converted to Indebtedness that is not Senior Indebtedness Liabilities and (2) the Senior Credit Agreement Lenders are extending credit on reliance of this clause (Y)), and (Z) in no event may the aggregate principal amount of all Senior Indebtedness Liabilities (other than Lender Rate Contracts otherwise permitted under this Agreement) at any time exceed $105,000,000.  The term “Senior Credit Agreement Lenders” shall mean the holders of the Senior Lender Liabilities and the term “Other Senior Lenders” shall mean the holders of Senior Indebtedness Liabilities other than the Senior Lender Liabilities.

“Senior Lender Liabilities” shall mean (i) all principal of, premium, if any, interest on (including any interest accruing subsequent to the commencement of any case or proceeding under the U.S. Bankruptcy Code whether or not such interest is an allowable claim under the U.S. Bankruptcy Code), including, without limitation, obligations to pay principal, premium, interest, reimbursement obligations under letters of credit, and all fees, costs, breakage costs, expenses and indemnities under which payments are obligated to be made by the Company or any of the Company’s Subsidiaries to the Senior Lenders under the Senior Credit Agreement or any of the other Credit Documents (as defined in the Senior Credit Agreement as in effect on the Closing Date) and (ii) all Lender Rate Contracts.

“Senior Lenders” shall mean each financial institution which from time to time is a lender under the Senior Credit Agreement.

“Senior Non-Payment Default” shall mean any default by the Company under the Senior Credit Agreement that would permit acceleration of the maturity of the Indebtedness arising thereunder (after giving effect to any applicable grace or cure periods), other than a Senior Payment Default.

“Senior Payment Default” shall mean any default by the Company to make any payment when due of any principal amount of, or interest on, any Senior Lender Liabilities (in each case, after giving effect to any applicable grace or cure periods).

“Senior Preferred Stock” shall mean the Parent’s 14.00% Senior Cumulative Exchangeable Preferred Stock, liquidation preference of $1,000 per share.

“Senior Security Documents” shall mean (a) all agreements, instruments or documents pursuant to which any real or personal Property and/or interests in Property owned by any Transaction Party are or shall be subjected to Liens securing Senior Lender Liabilities, and (b) all guaranties of the Parent or Subsidiaries given in favor of the Senior Lenders, all as provided in the Senior Credit Agreement.

“Settlement Date” shall mean, with respect to the Called Principal of any Subordinated Note, the date on which such Called Principal is to be prepaid pursuant to Paragraph 4B or Paragraph 4E hereof, or is declared to be immediately due and payable pursuant to Paragraph 7 hereof.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the Property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s Property would constitute an unreasonably small capital.

“Stockholders Agreement” shall have the meaning given in Paragraph 3A(3) hereof.

“Subordinated Debt” shall mean (a) the principal amount of all Indebtedness of the Company owing in respect of the Subordinated Notes, (b) the Make-Whole Amount, Change of Control Prepayment Premium or ECF Prepayment Premium due and owing in respect of such Indebtedness, (c) interest due and owing in respect of said Indebtedness, (d) all other amounts from time to time owing to the holders of the Subordinated Notes and Equity Interests pursuant to this Agreement, the Equity Interests or the Subordinated Notes, and (e) all amounts payable under any guaranties of amounts described in clauses (a) through (d) above (including the Parent Guaranty and the Subsidiary Guaranty); provided, however, that “Subordinated Debt” shall not include the obligations of the Company under Paragraph 12B hereof (or the obligations of any Guarantee thereof); provided, further, that, with respect to fees and expenses of counsel, the preceding proviso shall only apply to the fees and expenses of one special counsel for all Purchasers and Transferees.

“Subordinated Notes” shall have the meaning given in Paragraph 1A hereof.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which at least 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.  Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of the Company.

“Subsidiary Guarantors” shall mean Varsity Spirit Fashions & Supplies, Inc., Varsity Intropa Tours, Inc., Varsity USA, Inc. and International Logos, Inc. and any other Subsidiary of the Company that has guaranteed the obligations of the Company under this Agreement, the Subordinated Notes and the other Note Documents pursuant to the Subsidiary Guaranty or a guaranty substantially in the form of the Subsidiary Guaranty.

“Subsidiary Guaranty” shall have the meaning given in Paragraph 3A(5) hereof.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Total Funded Debt” shall mean all of the Company’s and its Subsidiaries’ consolidated Indebtedness; provided that the term “Total Funded Debt” shall not include (i) contingent Indebtedness under clause (e) of the definition of Indebtedness and (ii) Indebtedness under clause (f) of the definition of Indebtedness until such time as a termination event or unwind event occurs under any Rate Contract provided for under clause (f) of such definition.

“Transaction Documents” shall mean this Agreement, the Subordinated Notes, and the other Note Documents, the Merger Agreement and the other Merger Documents, and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Parent, the Company or any Subsidiary or Affiliate of the Parent or the Company in connection with this Agreement the Subordinated Notes and the other Note Documents.

“Transaction Parties” shall mean, collectively, the Parent, the Company and each of its Subsidiaries that is a Guarantor.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Security purchased by any Purchaser under this Agreement.

“Varsity” shall mean Varsity Brands, Inc., a Delaware corporation.

“Voting Stock” shall mean securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“Wholly-owned” when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors’ qualifying shares).

11B.                      Accounting and Legal Principles, Terms and Determinations.  All references in this Agreement to “GAAP” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (2) of Paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (2) of Paragraph 8G.  Any reference herein to any specific citation, Section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, Section or form should citation, Section or form be modified, amended or replaced.

11C.                      Pro Forma Adjustments.  With respect to the calculation of EBITDA or the financial covenants set forth in Paragraph 6A hereof, if the Company or any Subsidiary of the Company acquires or disposes of any Person, with respect to the acquired or disposed of Person, EBITDA, or the applicable financial covenant, shall be calculated on a pro forma basis, as if such acquisition or disposition occurred on the first day of the relevant period for such calculation.

12.                               MISCELLANEOUS.

12A.                      Subordinated Note Payments.  The Company agrees that, so long as any Purchaser shall hold any Subordinated Note, it will make payments of principal of, interest on and any Make-Whole Amount, Change of Control Prepayment Premium or ECF Prepayment Premium payable with respect to such Subordinated Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Subordinated Note with respect to the place of payment.  Each Purchaser agrees that, before disposing of any Subordinated Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.  The Company agrees to afford the benefits of this Paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this Paragraph 12A.

12B.                      Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(1)                                  (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Subordinated Notes and Equity Interests and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Note Documents or the issuance of the Subordinated Notes;

(2)                                  out-of-pocket document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Note Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Note Document, whether or not such proposed action shall be effected or granted;

(3)                                  the costs and expenses, including reasonable attorneys’, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Subordinated Notes or any other Note Document or in responding to any subpoena or other legal process issued in connection with this Agreement or any other Note Documentor the transactions contemplated hereby or by reason of such Purchaser’s or such Transferee’s having acquired any Subordinated Note or any Equity Interest, including without limitation costs and expenses incurred in any workout, restructuring or bankruptcy case; and

(4)                                  any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Subordinated Notes by the Company.

The obligations of the Company under this Paragraph 12B shall survive the transfer of any Security or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Security.

12C.                      Consent to Amendments.  Subject to Paragraph 10F above, this Agreement may be amended, and the Transaction Parties may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Transaction Parties shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Subordinated Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Subordinated Note, or change the principal of, or time of payment of interest on or any Make-Whole Amount, Change of Control Prepayment Premium or ECF Prepayment Premium payable with respect to any Subordinated Note, or decrease the rate of interest payable with respect to any Subordinated Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Subordinated Notes required with respect to any consent, amendment, waiver or declaration.  Each holder of any Subordinated Note at the time or thereafter outstanding shall be bound by any consent authorized by this Paragraph 12C, whether or not such Subordinated Note shall have been marked to indicate such consent, but any Subordinated Notes issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Transaction Parties and the holder of any Subordinated Note nor any delay in exercising any rights hereunder or under any Subordinated Note shall operate as a waiver of any rights of any holder of any Subordinated Note.  As used herein and in the

Subordinated Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

12D.                      Form, Registration, Transfer and Exchange of Subordinated Notes; Lost Subordinated Notes.  The Subordinated Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $1,000,000 or (ii) enable the registration of transfer by a holder of its entire holding of Subordinated Notes; provided, however, that no such minimum denomination shall apply to Subordinated Notes issued upon transfer by any holder of the Subordinated Notes to any other entity or group of Affiliates with respect to which the Subordinated Notes so issued or transferred shall be managed by a single entity.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Subordinated Notes and of transfers of Subordinated Notes.  Upon surrender for registration of transfer of any Subordinated Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Subordinated Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.  At the option of the holder of any Subordinated Note, such Subordinated Note may be exchanged for other Subordinated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Subordinated Note to be exchanged at the principal office of the Company.  Whenever any Subordinated Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Subordinated Notes which the holder making the exchange is entitled to receive.  Every Subordinated Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Subordinated Note or such holder’s attorney duly authorized in writing.  Any Subordinated Note or Subordinated Notes issued in exchange for any Subordinated Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Subordinated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any Subordinated Note of the loss, theft, destruction or mutilation of such Subordinated Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Subordinated Note, the Company will make and deliver a new Subordinated Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Subordinated Note.

12E.                        Persons Deemed Owners; Participations.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Subordinated Note is registered as the owner and holder of such Subordinated Note for the purpose of receiving payment of principal of, interest on and any Make-Whole Amount, Change of Control Prepayment Premium or ECF Prepayment Premium payable with respect to such Subordinated Note and for all other purposes whatsoever, whether or not such Subordinated Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the holder of any Subordinated Note may from time to time grant participations in such Subordinated Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

12F.                        Survival of Representations and Warranties; Entire Agreement.  All representations and warranties contained herein or made in writing by or on behalf of each Transaction Party in connection herewith shall survive the execution and delivery of this Agreement, the Subordinated Notes and the other Note Documents, the transfer by any Purchaser of any Subordinated Note or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.  Subject to the preceding sentence, this Agreement, the Subordinated Notes and the other Note Documents embody the entire agreement and understanding between the Purchasers and the Transaction Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

12G.                      Successors and Assigns.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

12H.                      Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Subordinated Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

12I.                           Notices.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Subordinated Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Subordinated Note which shall have so specified an address to the Company, and (iii) if to the Parent or the Company, addressed to it at 6745 Lenox Center Court, Suite 300, Memphis, Tennessee  38115, Attention: Chief Financial Officer, or at such other address as such Person shall have specified for itself to the holder of each Subordinated Note in writing.

12J.                        Payments Due on Non-Business Days.  Anything in this Agreement or the Subordinated Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, Change of Control Prepayment Premium, ECF Prepayment Premium or interest on any Subordinated Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

12K.                      Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and reasonable judgment of the Person or Persons making such determination.

12L.                       Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

12M.                    Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE SUBORDINATED NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH TRANSACTION PARTY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  ANY FINAL JUDGMENT AGAINST ANY TRANSACTION PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT, OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH TRANSACTION PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 12I, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A SUBORDINATED NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY TRANSACTION PARTY IN ANY OTHER JURISDICTION.  EACH TRANSACTION PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  WITHOUT LIMITING THE FOREGOING, EACH TRANSACTION PARTY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW (A) ANY OBJECTION WHICH IT MAY HAVE NOW OR IN THE FUTURE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY COURT REFERRED TO IN THE FIRST SENTENCE ABOVE; (B) ANY CLAIM THAT ANY

SUCH ACTION, SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (C) ITS RIGHT OF REMOVAL OF ANY MATTER COMMENCED BY ANY OTHER PARTY IN THE COURTS OF THE STATE OF NEW YORK TO ANY COURT OF THE UNITED STATES OF AMERICA; (D) ANY IMMUNITY WHICH IT OR ITS ASSETS MAY HAVE IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT FROM ANY SUIT, EXECUTION, ATTACHMENT (WHETHER PROVISIONAL OR FINAL, IN AID OF EXECUTION, BEFORE JUDGMENT OR OTHERWISE) OR OTHER LEGAL PROCESS; AND (E) ANY RIGHT IT MAY HAVE TO REQUIRE THE MOVING PARTY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THE COURTS REFERRED TO ABOVE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT TO POST SECURITY FOR THE COSTS OF ANY TRANSACTION PARTY OR TO POST A BOND OR TO TAKE SIMILAR ACTION.

12N.                      Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12O.                     Descriptive Headings; Advice of Counsel; Interpretation.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  Each party to this Agreement represents to the other parties to this Agreement than such party has been represented by counsel in connection with this Agreement, the Subordinated Notes and the other Note Documents, that such party has discussed this Agreement, the Subordinated Notes and the other Note Documents with its counsel and that any and all issues with respect to this Agreement, the Subordinated Notes and the other Note Documents have been resolved as set forth herein.  No provision of this Agreement, the Subordinated Notes or any other Note Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

12P.                       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

12Q.                     Severalty of Obligations.  The sales of securities to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations.  No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or any Transaction Party of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

12R.                      Original Issue Discount.  The Company, the Parent and the Purchasers hereby agree to use the purchase price set forth in the Purchaser Schedule for the Subordinated Notes and the Equity Interests for all United States federal, state and local income tax purposes with respect to the transactions contemplated by this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT
BLANK.  SIGNATURES ARE ON THE FOLLOWING PAGES.]

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Parent, the Company and the Purchasers.

Very truly yours,

VB MERGER CORPORATION

By:
Title:

VBR HOLDING CORPORATION

By:
Title:

[Signature Page to Securities Purchase Agreement]

The foregoing Agreement is hereby accepted as of the date first above written.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Title:

[Signature Page to Securities Purchase Agreement]

The foregoing Agreement is hereby accepted as of the date first above written.

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	Banc of America Capital Management, L.P.
Its general partner

By:	BACM I GP, LLC,
Its general partner

By:
Ann Hayes Browning

Title:
Member

[Signature Page to Securities Purchase Agreement]

The foregoing Agreement is hereby accepted as of the date first above written.

WFC HOLDINGS CORPORATION

By:
Title:

[Signature Page to Securities Purchase Agreement]

PURCHASER SCHEDULE

	Aggregate Amount of Subordinated Notes	Note Denom- ination(s)	Aggregate Number of Equity Interests	Denom- inations of Equity Interests	Aggregate Purchase Price of Equity Interests
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	$28,000,000	$28,000,000	38,870 shares of common stock 505 shares of 14% Junior Cumulative Exchangeable Preferred Stock 505 shares of 14% Senior Cumulative Exchangeable Preferred Stock	38,870 shares of common stock 505 shares of 14% Junior Cumulative Exchangeable Preferred Stock 505 shares of 14% Senior Cumulative Exchangeable Preferred Stock	$1,088,888.89

All payments on account of Securities held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made, to:

Bankers Trust Company
16 Wall Street
Insurance Unit - 4th Floor
New York, NY 10005
ABA #021-001-033

For the account:  The Northwestern Mutual Life Insurance Company Account No. 00-000-027

All notices with respect to confirmation of payments on account of the Securities shall be delivered or mailed to:

The Northwestern Mutual Life Insurance
Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn:  Investment Operations
Facsimile: (414) 665-5714

All other communications shall be delivered or mailed to:

The Northwestern Mutual Life Insurance
Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn:  Securities Department
Facsimile: (414) 665-7124

Tax Identification No.: 39-0509570

	Aggregate Amount of Subordinated Notes	Note Denom- ination(s)	Aggregate Number of Equity Interests	Denom- inations of Equity Interests	Aggregate Purchase Price of Equity Interests
BANC OF AMERICA CAPITAL INVESTORS, L.P.	$14,000,000	$14,000,000	19,435 shares of common stock 253 shares of 14% Junior Cumulative Exchangeable Preferred Stock 253 shares of 14% Senior Cumulative Exchangeable Preferred Stock	19,435 shares of common stock 253 shares of 14% Junior Cumulative Exchangeable Preferred Stock 253 shares of 14% Senior Cumulative Exchangeable Preferred Stock	$544,444.44

All payments on account of Securities held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

Bank of America N.A.
ABA No. 121-000-358
Account Name:                  Bank of America Capital

Investors, L.P.
Account Number:      12337-30030
Attention:                                              Ed Balogh

13.75% Senior Subordinated Notes
due September 24, 2013;
PPN:

All notices, including notices with respect to confirmation of payments on account of the Securities shall be delivered or mailed to:

Banc of America Capital Investors, L.P.
1850 Gateway Blvd.
Concord, CA 94520
Attn: Ed Balogh

Tax Identification No.: 56-2092217

Purchaser Schedule

2

	Aggregate Amount of Subordinated Notes	Note Denom- ination(s)	Aggregate Number of Equity Interests	Denom- inations of Equity Interests	Aggregate Purchase Price of Equity Interests
WFC HOLDINGS CORPORATION	$3,000,000	$3,000,000	4,165 shares of common stock 54 shares of 14% Junior Cumulative Exchangeable Preferred Stock 54 shares of 14% Senior Cumulative Exchangeable Preferred Stock	4,165 shares of common stock 54 shares of 14% Junior Cumulative Exchangeable Preferred Stock 54 shares of 14% Senior Cumulative Exchangeable Preferred Stock	$116,666.67

All payments on account of Securities held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

Wells Fargo Bank N.A.
ABA No. 121000248
Account of: Corp Loan Operations
Account Number: 0271250720
On Order of:VB Merger Corporation 13.75%

Senior Subordinated Notes

13.75% Senior Subordinated Notes
due September 24, 2003;
PPN:

All notices with respect to confirmation of payments on account of the Securities shall be delivered or mailed to:

WFC Holdings Corporation
c/o Wells Fargo Bank NA
333 S Grand Ave
Mac E 2064-090
Los Angeles, California 90071
Attention:  Alex Kim
Telecopier Number:  (273) 628-1188

With a copy via facsimile to:

Teresa Leung
Telecopier Number:(415) 979-0675

All other communications shall be delivered or mailed to:

WFC Holdings Corporation
c/o Wells Fargo Bank NA
333 S Grand Ave
Mac E 2064-090
Los Angeles, California 90071
Attention:  Alex Kim
Telecopier Number:  (273) 628-1188

Tax Identification No.: 94-1347393

3

EXHIBIT A

[FORM OF SUBORDINATED NOTE]

THIS SUBORDINATED NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN PARAGRAPH 10 OF THE HEREINAFTER DEFINED AGREEMENT, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS SUBORDINATED NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SUBORDINATED NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT.  YOU MAY CONTACT THE TREASURER OF VARSITY BRANDS, INC., WHO WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SUBORDINATED NOTE.

VARSITY BRANDS, INC.

13.75% SENIOR SUBORDINATED NOTE DUE SEPTEMBER 24, 2013

No.	[Date]
$	PPN:

FOR VALUE RECEIVED, the undersigned, VARSITY BRANDS, INC. (as successor by merger of VB MERGER CORPORATION), a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), hereby promises to pay to                                                                                                                , or registered assigns, the principal sum of                                                    DOLLARS on September 24, 2013 with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the rate of 13.75% per annum from the date hereof, payable semiannually on the 24th day of March and September in each year, commencing with the month of March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Make-Whole Amount, Change of Control Premium or ECF Prepayment Premium (as each such term is defined in the Agreement) and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount payable with respect to this Subordinated Note are to be made as set forth in the Agreement for such purpose or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Subordinated Note is one of a series of Senior Subordinated Notes (herein called the “Subordinated Notes”) issued pursuant to a Securities Purchase Agreement, dated as of September 24, 2003 (herein called the “Agreement”), among the Company, the Parent and the original purchasers of the Subordinated Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

This Subordinated Note is a registered Subordinated Note and, as provided in the Agreement, upon surrender of this Subordinated Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Subordinated Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement.  This Subordinated Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Subordinated Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company and any and all endorsers, guarantors and sureties jointly and severally waive demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Subordinated Note, whether now or hereafter required by applicable law.

A-2

THIS SUBORDINATED NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

VARSITY BRANDS, INC.

By:
Title:

A-3